UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Great Lakes Dredge & Dock Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Great Lakes Dredge & Dock Corporation
2122 York Road
Oak Brook, Illinois 60523
(630) 574-3000

October 3, 2007

Dear Stockholders:

You are cordially invited to attend the 2007 annual meeting of stockholders of Great Lakes Dredge & Dock Corporation (the “Company”), to be held on Wednesday, November 7, 2007, beginning at 10:00 A.M. Central Standard Time at the Doubletree Hotel, 1909 Spring Road, Oak Brook, Illinois 60523.

Information about the meeting and the various matters on which the stockholders will vote is included in the Notice of Meeting and Proxy Statement which follow. Also included is a proxy card and postage-paid return envelope. Please sign, date and mail the enclosed proxy card in the return envelope provided, as promptly as possible, whether or not you plan to attend the meeting. A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2006 is also enclosed for your review.

I look forward to greeting you personally at the meeting.

Sincerely,

Douglas B. Mackie
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 7, 2007

TO THE STOCKHOLDERS OF GREAT LAKES DREDGE & DOCK CORPORATION:

Notice is hereby given that the annual meeting of stockholders of Great Lakes Dredge & Dock Corporation (the “Company”) will be held on Wednesday, November 7, 2007, beginning at 10:00 A.M. Central Standard Time at the Doubletree Hotel, 1909 Spring Road, Oak Brook, Illinois 60523 for the following purposes:

1.              To elect two directors to serve for three-year terms or until their respective successors are elected and qualified;

2.              To approve the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan;

3.              To ratify Deloitte & Touche LLP as the independent auditor of the Company for the fiscal year ending December 31, 2007; and

4.              To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of common stock as of the close of business on September 28, 2007 are entitled to notice of and to vote at the meeting and any adjournments thereof.

In accordance with Delaware law, a list of the holders of common stock entitled to vote at the 2007 annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting, during ordinary business hours, for at least 10 days prior to the annual meeting, at the offices of the Company, located at 2122 York Road, Oak Brook, Illinois 60523.

You Are Cordially Invited To Attend The Meeting. Whether Or Not You Plan To Attend The Meeting, Please Complete, Date And Sign The Enclosed Proxy And Return It Promptly In The Enclosed Envelope, Which Needs No Postage If Mailed In The United States. If You Later Desire To Revoke Your Proxy, You May Do So At Any Time Before It Is Exercised.

By Order of the Board of Directors,

Deborah A. Wensel
Secretary

Oak Brook, Illinois
October 3, 2007

i

Great Lakes Dredge & Dock Corporation
2122 York Road
Oak Brook, Illinois 60523
(630) 574-3000

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 7, 2007

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We are sending you our proxy materials in connection with the solicitation of the enclosed proxy by the Board of Directors of Great Lakes Dredge & Dock Corporation (the “Company”) for use at the 2007 annual meeting of stockholders and at any adjournments thereof.

Attending the Annual Meeting

The 2007 annual meeting will be held on Wednesday, November 7, 2007, at 10:00 A.M. Central Standard Time, at the Doubletree Hotel, 1909 Spring Road, Oak Brook, Illinois 60523 to consider the matters set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company’s Annual Report to Stockholders commencing on or about October 9, 2007.

Stockholders Entitled to Vote

Only stockholders of record of the common stock, par value $0.0001 per share, of the Company at the close of business on September 28, 2007 will be entitled to vote at the 2007 annual meeting. As of that date, a total of 58,459,824 shares of common stock were outstanding, each share being entitled to one vote. There is no cumulative voting.

Quorum

The presence at the 2007 annual meeting, in person or by proxy, of the holders of a majority of the shares of the outstanding common stock will constitute a quorum for the transaction of business at the annual meeting. If, however, a quorum is not present or represented at the annual meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the annual meeting, without notice other than announcement at the annual meeting, until a quorum shall be present or represented.

Shares owned by the Company are not voted and do not count for quorum purposes. In order to assure the presence of a quorum at the annual meeting, please vote your shares in accordance with the instructions described below, even if you plan to attend the annual meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Street Name Holders and Record Holders

If you own shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as held in “street name”, and you, as the beneficial owner of those shares, do not appear in our stock register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform us how many of their clients own common stock in street name, and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials, including a voting instruction card, from your broker, you should vote your shares by following the procedures specified on the voting instruction card. Shortly before the annual meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the annual meeting and vote your street name shares in person, you should contact your broker to obtain a broker’s proxy card and bring it to the annual meeting.

If you are the registered holder of shares, you are the record holder of those shares, and you should vote your shares as described below under “How Record Holders Vote.”

How Record Holders Vote

You can vote at the annual meeting in person or by proxy. We recommend that you vote by proxy even if you plan to attend the annual meeting. You can always attend the annual meeting and revoke your proxy by voting in person.

There are three ways to vote by proxy:

By telephone—You can vote by touch tone telephone by calling toll-free 1 (866) 894-0537, 24 hours a day, 7 days a week, and following the instructions on our proxy card;

By Internet—You can vote by Internet by going to the website www.continentalstock.com and following the instructions on our proxy card; or

By mail—You can vote by mail by completing, signing, dating and mailing our enclosed proxy card.

By giving us your proxy, you are authorizing the individuals named on our proxy card, the proxies, to vote your shares in the manner you indicate. You may (i) vote for the election of all of our director nominees, (ii) withhold authority to vote for all of our director nominees, or (iii) vote for the election of one or more of our director nominees and withhold authority to vote for the other nominee(s), by so indicating on the proxy card. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the proposal to approve the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the ratification of Deloitte & Touche LLP as the independent auditor of the Company for the fiscal year ending December 31, 2007.

If you vote by proxy without indicating your instructions, your shares will be voted FOR the election of our two director nominees, the approval of the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan and the ratification of Deloitte & Touche LLP as the independent auditor of the Company for the fiscal year ending December 31, 2007.

Revocation of Proxies

A stockholder may revoke a proxy at any time prior to its exercise (i) by giving to the Company’s Secretary a written notice of revocation of the proxy’s authority, (ii) by submitting a duly elected proxy bearing a later date, or (iii) by attending the annual meeting and voting in person.

Who to Contact with Questions

Please contact Morrow & Co., Inc., the solicitation agent, at the phone number or address listed below with any questions regarding the annual meeting.

Morrow & Co., Inc.
470 West Avenue—3rd Floor
Stamford, CT 06902
Banks and Brokerage Firms, please call (203) 658-9400
Stockholders, please call (800) 607-0088

The Vote Necessary for Action to be Taken

Proposal 1.   The nominees for director for three-year terms will be elected provided that they receive the affirmative vote of a plurality of the shares present at the annual meeting, whether in person or by proxy. This means that, if a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as directors. As a result, withholding authority to vote for a director nominee, abstentions, and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors.

Proposal 2.   The Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan will be approved provided it receives the affirmative vote of a majority of the shares present at the annual meeting, whether in person or by proxy. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

Proposal 3.   Deloitte & Touche LLP will be ratified as the independent auditor of the Company for the fiscal year ending December 31, 2007 provided it receives the affirmative vote of a majority of the shares present at the annual meeting, whether in person or by proxy. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

Other Matters

As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business that will be presented for consideration at the 2007 annual meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

PROPOSAL 1 - ELECTION OF DIRECTORS

Set forth below are the names, ages, positions and biographies of the directors, executive officers and other key employees of the Company as of October 1, 2007:

Name	Age	Position
Douglas B. Mackie	55	President, Chief Executive Officer and Director
Richard M. Lowry	52	Executive Vice President and Chief Operating Officer
Deborah A. Wensel	46	Senior Vice President and Chief Financial Officer
Steven W. Becker	46	Vice President - Plant Equipment and Chief Mechanical Engineer
J. Christopher Gillespie	47	Vice President - Special Projects Manager
Bradley T.J. Hansen	54	Vice President - Division Manager
Kyle D. Johnson	46	Vice President - Chief Contract Manager
John F. Karas	46	Vice President - Chief Estimator
Steven F. O’Hara	52	Vice President - Division Manager
William F. Pagendarm	58	Vice President - Division Manager
David E. Simonelli	50	Vice President - Chief Site Manager
William H. Hanson	51	Vice President - US Business Development
Jonathan W. Berger	48	Non-executive Director
Bruce J. Biemeck	58	Non-executive Director
Peter R. Deutsch	49	Non-executive Director
Douglas S. Grissom	40	Non-executive Director
Nathan D. Leight	48	Non-executive Director
Thomas S. Souleles	39	Non-executive Director
Jason G. Weiss	37	Non-executive Director

The Board of Directors of the Company is currently composed of eight members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Douglas S. Grissom and Jonathan W. Berger are the directors in the class whose term expires at the 2007 annual meeting. The Board of Directors has nominated Mr. Grissom and Mr. Berger for re-election and the two nominees have indicated a willingness to serve. The members of the two other classes of directors will continue in office for their existing terms. Upon the expiration of the term of a class of directors, the nominees for such class will generally be elected for three-year terms at the annual meeting of stockholders held in the year in which such term expires. A plurality of the shares of common stock present and voting at the annual meeting is necessary to elect the nominees for director.

The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Douglas S. Grissom and Jonathan W. Berger, unless otherwise directed. In the event that any of the nominees become unavailable for election at the annual meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board of Directors.

Nominees

Douglas S. Grissom, Director (Nominee for new term at 2007 annual meeting of stockholders. Current term expires at the 2007 annual meeting of stockholders.)

Mr. Grissom became a director of Great Lakes upon completion of the acquisition by Madison Dearborn Capital Partners IV, L.P. (“MDCP IV”) in December 2003 and remained a director of the Company following the merger with a subsidiary of Aldabra Acquisition Corporation (“Aldabra”). Mr. Grissom is a Managing Director at Madison Dearborn Partners, LLC (“MDP”), the ultimate parent of MDCP IV. Mr. Grissom received an A.B. from Amherst College and an M.B.A. from the Harvard Graduate School of Business Administration. Prior to joining MDP, Mr. Grissom was with Bain Capital, Inc. in private equity, McKinsey & Company, Inc., and Goldman, Sachs & Co. Mr. Grissom concentrates on investments in the communications sector and currently serves on the Board of Directors of Asurion Corporation, Cbeyond Communications, Inc., Intelsat Holdings Ltd., and the Children’s Inner City Educational Fund.

Jonathan W. Berger, Director (Nominee for new term at 2007 annual meeting of stockholders. Current term expires at 2007 annual meeting of stockholders.)

Mr. Berger became a director of the Company following the Aldabra merger. He was a member of Aldabra’s Board of Directors from its inception until the completion of the merger. Mr. Berger has been associated with Navigant Consulting, Inc., a New York Stock Exchange-listed consulting firm, since December 2001, and is the managing director and co-practice area leader for the corporate finance practice. He has also been president of Navigant Capital Advisors, LLC, Navigant Consulting, Inc.’s registered broker-dealer, since October 2003. Mr. Berger is a director on the Board of Aldabra 2 Acquisition Corp. From January 2000 to March 2001, Mr. Berger was president of DotPlanet.com, an Internet services provider. From August 1983 to December 1999, Mr. Berger was employed by KPMG, LLP, an independent public accounting firm, and served as a partner from August 1991 to December 1999 where he was in charge of the corporate finance practice for three of those years. Mr. Berger received a B.S. from Cornell University and an M.B.A. from Emory University. Mr. Berger is a certified public accountant. Mr. Berger is the cousin of Nathan D. Leight.

Directors Whose Term Will Continue Following the 2007 Annual Meeting
Bruce J. Biemeck, Director (Term expires at 2009 annual meeting of stockholders)

Mr. Biemeck became a director of the Company following the Aldabra merger. Since April 1999, Mr. Biemeck has been a private real estate investor and developer and has acted as an independent consultant. From 1994 to April 1999, Mr. Biemeck was Senior Vice President, Chief Financial Officer and Treasurer of Great Lakes Dredge & Dock Corporation. Mr. Biemeck received a Bachelor of Science degree from St. Louis University and an M.B.A from the University of Chicago and is a Certified Public Accountant and member of the Financial Executives Institute.

Peter R. Deutsch, Director (Term expires at 2008 annual meeting of stockholders)

Mr. Deutsch became director of the Company following the Aldabra merger. He was a member of Aldabra’s Board of Directors from its inception until the completion of the merger. Mr. Deutsch is an attorney in private practice. Mr. Deutsch was a member of the United States House of Representatives from January 1993 until January 2005 representing the 20th Congressional District of Florida. He served on the House Energy and Commerce Committee from January 1994 until January 2005. He was the Ranking Democrat on the Oversight and Investigations Subcommittee during the 104th, 107th and 108th Congresses. Mr. Deutsch was the Ranking Democrat in the investigations of Enron Corporation, Martha Stewart Living Omnimedia Inc., Bridgestone/Firestone Tires and the conflict of interest abuses at the National Institute of Health. He was also a member of the subcommittees on Telecommunications and the Internet, the Environment and Hazardous Materials and Consumer Trade and Protection. Prior to serving in Congress, Mr. Deutsch served in the Florida House of Representatives from November 1982 until November 1992 where he served on the Veterans Affairs Committee, the Health Care Committee, the Criminal Justice Committee, and as Chairman of the Insurance Committee. Mr. Deutsch received a B.S. from Swarthmore College and a J.D. from Yale University Law School.

Nathan D. Leight, Director (Term expires at 2008 annual meeting of stockholders)

Mr. Leight became a director of the Company following the Aldabra merger. He was Aldabra’s chairman of the Board from its inception until completion of the merger. Mr. Leight is the co-founder and a managing member of Terrapin Partners LLC, a co-founder and a managing member and the chief investment officer of Terrapin Asset Management, LLC, and a co-founder and a managing member and the chief investment officer of TWF Management Company, LLC. Terrapin Partners, established in August 1998, is a private investment management firm focusing on private equity investing. Terrapin Asset Management focuses on the management of multi-manager hedge fund portfolios and as of September 1, 2007, managed more than $500 million of assets. TWF Management Company focuses on the management of a water industry-focused hedge fund, and as of September 1, 2007 managed approximately $50 million. Mr. Leight is currently Chairman of the Board of Aldabra 2 Acquisition Corp. From September 1998 to March 1999, Mr. Leight served as the interim chief executive officer of e-STEEL LLC, and from January 2000 to May 2002, he served as interim chief executive officer of VastVideo, Inc. From February 1995 to August 1998, Mr. Leight was employed by Gabriel Capital LP, a hedge fund with assets exceeding $1 billion, and from February 1995 to August 1997 he served as its chief investment officer. From December 1991 to February 1995, Mr. Leight served as a managing director of Dillon Read & Co., where he oversaw the firm’s proprietary trading department. Mr. Leight received a B.A. from Harvard College (cum laude). Mr. Leight is the cousin of Jonathan W. Berger.

Douglas B. Mackie, President and Chief Executive Officer, Director (Term expires at 2008 annual meeting of stockholders)

Mr. Mackie has been President, Chief Executive Officer and a director of the Company since 1995. He joined the Company in 1978 as Corporate Counsel. In 1987 he was named Senior Vice President. Mr. Mackie earned an M.B.A. from the University of Chicago and a J.D. from Northern Illinois University. He is a former President of the Dredging Contractors of America.

Thomas S. Souleles, Director (Term expires at 2009 annual meeting of stockholders)

Mr. Souleles became a director of Great Lakes upon completion of the acquisition by MDCP IV in December 2003 and remained a director of the Company following the Aldabra merger. Mr. Souleles is a Managing Director of MDP. Mr. Souleles received an A.B. from Princeton University, a J.D. from Harvard Law School and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Souleles concentrates on investments in the basic industries sector and currently serves on the Boards of Directors of Astoria Generating Holdings, LLC; Forest Products Holdings, LLC (d.b.a. Boise Cascade); Magellan GP, LLC; Magellan Midstream Holdings GP, LLC; Packaging Corporation of America; The Children’s Memorial Medical Center; and the Board of Trustees of the National Multiple Sclerosis Society, Greater Illinois Area Chapter.

Jason G. Weiss, Director (Term expires at 2009 annual meeting of stockholders)

Mr. Weiss became a director of the Company following the Aldabra merger. He was Aldabra’s chief executive officer, secretary and a member of Aldabra’s Board of Directors from Aldabra’s inception until the completion of the merger. Mr. Weiss is the co-founder and a managing member of Terrapin Partners, Terrapin Asset Management and TWF Management Company. Mr. Weiss is Chief Executive Officer and a director of Aldabra 2 Acquisition Corp. From March 1999 to December 1999, Mr. Weiss served as the chief executive officer of PaperExchange.com, Inc., and from December 1999 to March 2000 he served as executive vice president of strategy. He also served as a managing member of e-STEEL LLC from September 1998 to March 1999. Mr. Weiss also served as a managing member of American Classic Sanitation, LLC from August 1998 to December 2000 and from January 2004 to March 2004. He also served as its chief executive officer from August 1998 to December 1999. Mr. Weiss received a B.A. from the University of Michigan and a J.D. from Harvard Law School.

Executive Officers and Other Key Employees
Douglas B. Mackie, President and Chief Executive Officer, Director	See description set forth above under “Directors Whose Term Will Continue Following the 2007 Annual Meeting.”

Richard M. Lowry, Executive Vice President and Chief Operating Officer

Mr. Lowry has been the Executive Vice President and Chief Operating Officer of the Company since 1995. He joined the Company in 1978 as a Project Engineer and has since held positions of increasing responsibility in the engineering and operations areas of the Company. In 1990 he was named Senior Vice President and Chief Engineer. He is a member of the Society of American Military Engineers. Mr. Lowry received a Bachelors Degree (Honors) in Civil Engineering from Brighton Polytechnic in England.

Deborah A. Wensel, Senior Vice President, Chief Financial Officer and Treasurer

Ms. Wensel has been the Chief Financial Officer and Treasurer of the Company since April 1999 and was named Senior Vice President in 2002. Ms. Wensel joined the Company in 1987 as Accounting and Financial Reporting Supervisor. In 1989, she was named Controller and Chief Accounting Officer. She is the current Treasurer of the Dredging Contractors of America. Ms. Wensel is a Certified Public Accountant and also has an M.B.A. from the University of Chicago.

Steven W. Becker, Vice President—Plant Equipment and Chief Mechanical Engineer

Mr. Becker has managed the Equipment Maintenance and Mechanical Engineering Departments since 1995. He joined the Company in 1984 as a Field Engineer and holds a Bachelors degree in Mechanical Engineering from the University of Illinois.

J. Christopher Gillespie, Vice President—Special Projects Manager

Mr. Gillespie was named Vice President and Special Projects Manager in 1997. He joined the Company in 1987 as a Project Engineer and previously served as a Commissioned Officer in the U.S. Army Corps of Engineers. Mr. Gillespie earned a B.S. in Civil Engineering from the U.S. Military Academy at West Point and a graduate degree in Environmental Engineering from the University of Tulane. He is a member of the Society of American Military Engineers.

Bradley T. J. Hansen, Vice President & Division Manager—Hydraulic

Mr. Hansen has been a Vice President and Division Manager of the Company since 1994. He joined the Company in 1977 as an Area Engineer. He was named Vice President & General Superintendent of the Company in 1991. Mr. Hansen earned a B.S. in Civil Engineering from Louisiana State University. He is a member of the American Society of Civil Engineers.

Kyle D. Johnson, Vice President—Chief Contract Manager

Mr. Johnson has been Vice President and Production Engineering/Special Projects Manager since 1997. Prior to joining the Company in 1983, he was a Project Manager with Healy Tibbits Builders. Mr. Johnson earned a B.S.E. in Ocean Engineering from Purdue University and a graduate degree in Construction Engineering & Management from Stanford University. He is a member of the American Society of Civil Engineers.

John F. Karas, Vice President—Chief Estimator

Mr. Karas has been Vice President and Chief Estimator since 1992. He joined the Company in 1983 as Project Engineer in the Hopper Division. Mr. Karas earned a Bachelors degree in Finance from University of Notre Dame. He is a member of the Western Dredging Association.

Steven F. O’Hara, Vice President & Division Manager—Clamshell

Mr. O’Hara has been a Vice President and Division Manager of the Company since 1988. He joined the Company in 1978 as Cost Accountant. He is a member of the Society of American Military Engineers. Mr. O’Hara received a B.S. from the University of Illinois.

William F. Pagendarm, Vice President & Division Manager—Hopper

Mr. Pagendarm has been a Vice President and Division Manager of the Company since 1985. He joined the Company in 1979 as Project Superintendent. Mr. Pagendarm is a former President and Chairman of the Western Dredging Association. He is also a former President of the World Dredging Association. Mr. Pagendarm holds a Bachelors degree in Civil Engineering from University of Notre Dame and an M.B.A. from the University of Chicago.

David E. Simonelli, Vice President—Chief Site Manager

Mr. Simonelli was named Vice President and Special Projects Manager in 1996, and became Chief Site Manager in 2007. He joined the Company in 1978 as a Project Engineer and has since managed many of the Company’s large domestic and international projects. Mr. Simonelli earned a B.S. in Civil and Environmental Engineering from University of Rhode Island. He is a member of the Hydrographic Society and the American Society of Civil Engineers.

William H. Hanson, Vice President—US Business Development

Mr. Hanson has been a Vice President of the Company since 2006. Mr. Hanson joined the Company in 1988 as an Area Engineer in its Staten Island Division Office. He earned a B.S. in Ocean Engineering from Texas A&M University in 1979. Mr. Hanson began his career with the US Army Corps of Engineers in Galveston, Texas and Los Angeles, California, and then with Connolly Pacific Company in Long Beach, California. Mr. Hanson is currently the President of the Eastern Dredging Association and is a board member of several industry trade associations.

The Company’s Board of Directors has the power to appoint officers. Each officer will hold office for the term determined by the Board and until such person’s successor is chosen and qualified or until such person’s death, resignation or removal.

Two of the directors of the Company, Jonathan W. Berger and Nathan D. Leight, are cousins.

The investor rights agreement by and among Aldabra, the Company, MDCP IV, certain Aldabra stockholders and certain of the Company’s stockholders provides that MDCP IV has the right to nominate the number of directors to the Company’s Board that is proportional to the voting power represented by the shares of the Company’s capital stock owned by MDCP IV, until such time as MDCP IV owns less than 5% of the voting power of the capital stock of the Company. See “Certain Relationships and Related Transaction—Agreements with Related Persons—Investor Rights Agreement.”

Vote Required and Recommendation

The nominees for director for three-year terms will be elected provided that they receive the affirmative vote of a plurality of the shares present at the annual meeting, whether in person or by proxy. This means that, if a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as directors. As a result, withholding authority to vote for a director nominee, abstentions, and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board currently has an audit committee, a compensation committee, and a nominating and corporate governance committee. The following table provides membership information as of December 31, 2006 for each of our Board committees:

Name	Audit	Compensation	Nominating
Jonathan W. Berger	X*
Bruce J. Biemeck	X
Peter R. Deutsch	X
Douglas S. Grissom		X	X*
Thomas S. Souleles		X*	X
Jason G. Weiss		X
Nathan D. Leight			X

* Denotes Committee Chairperson

Below is a description of each committee of our Board of Directors.

Audit Committee.   The audit committee is comprised of Messrs. Berger, Biemeck and Deutsch, each of whom has been determined to be an independent director according to the rules and regulations of the SEC and The NASDAQ Stock Market. Additionally, Mr. Berger and Mr. Biemeck are each an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. The audit committee charter requires that all of its members be “independent directors,” as such term is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

The audit committee is responsible for: (i) monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance; (ii) monitoring the independence and performance of the Company’s independent auditor and monitoring the performance of the Company’s internal audit function; (iii) hiring and firing the Company’s auditor and approving any non-audit work performed for the Company; and (iv) providing an avenue of communication among the independent auditor, management and the Board of Directors of the Company. The audit committee did not meet in fiscal 2006. A copy of our audit committee charter can be found on our corporate website at www.gldd.com.

Compensation Committee.   The compensation committee is comprised of Messrs. Grissom, Souleles and Weiss. The compensation committee is responsible for: (i) reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s chief executive officer, evaluating the chief executive officer’s performance in light of these goals and approving the chief executive officer’s compensation level based on this evaluation; (ii) screening and recommending to the Board individuals qualified to become chief executive officer; (iii) establishing total compensation for the Board and approving total compensation for senior executives, including oversight of all senior executive benefit plans; (iv) overseeing the Company’s general cash-based and equity-based incentive plans; and (v) producing a compensation committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement. The compensation committee did not meet during fiscal 2006. A copy of our compensation committee charter can be found on our corporate website at www.gldd.com.

Corporate Governance and Nominating Committee.   The corporate governance and nominating committee is comprised of Messrs. Grissom, Souleles and Leight. The corporate governance and nominating committee is responsible for: (i) developing and recommending qualification standards and other criteria for selecting new directors, identifying individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board and recommending to the Board such individuals as nominees to the Board for its approval; (ii) overseeing evaluations of the Board, individual Board members and the Board committees; and (iii) overseeing the Company’s compliance with ethics policies and considering matters of corporate governance.  The corporate governance and nominating committee will consider nominees for election or appointment to the Board that are recommended by stockholders, provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompanies the recommendations, provided further that nominations by stockholders must be made in accordance with the Company’ By-Laws. See “Proposals for the 2008 Annual Meeting” below.  Such recommendations should be submitted in writing to the attention of the Corporate Governance and Nominating Committee, c/o Corporate Secretary, Great Lakes Dredge & Dock Corporation, 2122 York Road, Oak Brook, IL 60523 and should not include self-nominations. The corporate governance and nominating committee recommended Mr. Grissom and Mr. Berger to the Board as director nominees for election at the 2007 annual meeting of stockholders. Mr. Grissom was also nominated at the request of MDCP IV. See “Proposal 1- Election of Directors.” The corporate governance and nominating committee did not meet during the fiscal 2006. A copy of our corporate governance and nominating committee charter can be found on our corporate website at www.gldd.com.

Other Committees.   The Company’s Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Attendance at Board and Committee Meetings.   Our current Board of Directors was elected on December 26, 2006 in connection with the completion of the Aldabra merger and did not meet in fiscal 2006. The former Board of Directors of Aldabra held five telephonic meetings in fiscal 2006, and 100% of the Directors of the former Aldabra Board were present at each such meeting.

Director Independence

The Board has determined that Messrs. Berger, Biemeck, Deutsch, Grissom and Souleles are independent directors, as such term is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules. Prior to July 19, 2007, we were a “controlled company” within the meaning of The NASDAQ Marketplace Rules. In connection with the exercise of the Company’s warrants, MDCP IV ceased to own 50% or more of our outstanding common stock. Our compensation committee and our nominating and corporate governance committee will be comprised solely of independent directors within one year from ceasing to be a  “controlled company.”

In reaching the conclusion that Mr. Berger is independent, the Board of Directors considered the fact that he is the cousin of Mr. Leight. In reaching the conclusion that Mr. Biemeck is independent, the Board of Directors considered the fact the he served as chief financial officer of Great Lakes from 1994 to 1999. The Board of Directors concluded that these relationships did not impact the independence of these directors.

Code of Ethics

The Company has adopted a written code of ethics that applies all of its employees, including its principal executive officer, principal financial officer, controller, and persons performing similar functions. The Company’s code of ethics can be found on its website at www.gldd.com. The Company intends to make all required disclosures concerning any amendment to, or waivers from, its code of ethics in a Current Report on Form 8-K.

Stockholder Communications with the Board of Directors

The Company has not adopted a formal process for stockholder communications with its Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes it is responsive to stockholder communications, and to date, the Company has not considered it necessary to adopt a formal process for stockholder communications with the Board. Nevertheless, during the upcoming year the Board will continue to monitor whether it would be appropriate to adopt a such a process.

PROPOSAL 2 - APPROVAL OF THE GREAT LAKES DREDGE & DOCK CORPORATION 2007 LONG-TERM INCENTIVE PLAN

The Board of Directors of the Company (the “Board”) is submitting to the stockholders for approval at the Annual Meeting the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan (the “Plan”).

On September 18, 2007, the Board adopted the Plan, subject to approval by the stockholders. The Plan enables the Company to make stock-based and non-stock awards to its eligible employees, consultants, and non-employee directors who share the responsibility for the management, growth, and protection of the business of the Company or who, in the opinion of the compensation committee of the Board, provides services yielding significant benefits to the Company. The Plan provides for the grant of (i) incentive stock options, (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) performance units, (v) restricted stock awards, (vi) restricted stock units, or (vii) any combination of the foregoing. The purpose of the Plan is to provide competitive incentives that will enable the Company to attract, retain, motivate, and reward persons who render services that benefit the Company or other enterprises in which the Company has a significant interest. The purpose is also to give such persons an interest parallel to the interests of the Company’s stockholders generally.

It is necessary to submit the Plan to stockholders for approval at this time in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Public companies are generally prohibited from taking a federal income tax deduction for compensation paid to certain executive officers in excess of $1 million per year, unless the compensation meets an exception under Section 162(m), such as the exception for performance-based compensation. In order to qualify for that exception, compensation must, among other things, be paid under a plan that has been approved by the stockholders of the company. No award granted under the plan may be exercised until after the stockholders have approved the plan. If approved by the stockholders, the Plan will terminate when all shares of common stock that may be issued under the Plan have been issued, unless the Board terminates it sooner. No Incentive Stock Option may be granted under the Plan subsequent to 2017.

Approval of the Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote. If the majority of the stockholders approve the Plan, the Company plans to register the offer and sale of 5,800,000 additional shares of common stock on a registration statement on Form S-8.

The following discussion of the principal features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is set forth in Exhibit A attached hereto.

Plan Summary

Shares subject to the Plan.   The Plan reserves 5,800,000 shares of the Company’s common stock. Not more than 1,000,000 shares may be issued or transferred pursuant to Incentive Stock Options. Also, not more than 3,000,000 of the total number of shares that may be issued pursuant to the Plan may be issued pursuant to awards that are not appreciation-only awards. For this purpose, appreciation-only awards generally means stock options and stock appreciation rights, the exercise price of which is equal to at least 100% of fair market value on the date of grant of the stock options or stock appreciation rights. Further, no participant will be granted an option or options under the Plan for an aggregate number of shares in excess of 1,160,000.

Shares that cease to be issuable or that revert to the Company under an award because of the termination, expiration, cancellation or forfeiture of the award, because the shares that otherwise would have vested or distributed are withheld and applied to satisfy applicable withholding tax obligations, or because of the optionee’s failure to satisfy the terms and conditions of the award will not count against the foregoing total number of shares which may be issued pursuant to the Plan and may again be made subject to awards under the Plan.

If, in connection with an acquisition by the Company or a subsidiary of the Company, the Company assumes stock options or other stock incentive obligations of the acquired company or grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of the options and other stock incentives that are assumed or substituted by the Company will not count against the foregoing total number of shares which may be issued pursuant to the Plan or against the other limits on awards under the Plan.

Repricing Prohibited.   The Plan does not permit the exercise price of outstanding stock options to be reduced, whether by canceling the options and granting new options in replacement thereof or otherwise, except to reflect stock splits and other changes in capitalization or corporate structure.

Limitations.   The maximum number of shares of common stock with respect to which awards may be granted to any participant during any calendar year under the Plan is 580,000 shares.

The maximum amount of money that any employee or other eligible person may receive in payment of dollar-denominated awards that are granted to such person in any one calendar year is $1,000,000 (or the equivalent thereof in shares of common stock). Dollar-denominated awards are performance unit awards and any other incentive awards the value of which is based on a specified amount of money (other than an amount of money equal to the fair market value of a specified number of shares of common stock). Dollar-denominated awards may be paid in the form of money or shares of common stock or a combination of the two.

Administration.   The Plan is to be administered by the compensation committee of the Board or such similar or successor committee appointed by the Board (the “Committee”). Within the parameters set forth in the Plan, the Committee determines who are eligible participants, selects the eligible participants who are to receive awards, determines the type of awards to grant (including whether an award is to qualify as performance-based compensation), determines the number of shares of common stock and amount of money to be subject to each award, determines the terms and conditions of the awards (including the exercise price of options), and determines any adjustments to be made for stock splits and other changes in capitalization or corporate structure. The Committee interprets the Plan and is authorized to make all determinations and decisions thereunder.

The Plan also authorizes the Committee, after a stock option or other award has been granted, and without consideration, to waive any term or condition that could have been omitted from the award when it was granted, and, with the written consent of the affected participant, may amend the award to include or exclude any term or condition that could have been included or excluded from the award when it was granted.

Persons eligible to participate in the Plan.   The persons eligible to participate in the Plan consist of any person who shares the responsibility for the management, growth, or protection of the business of the Company or any affiliate or who, in the opinion of the Committee, provides services yielding significant benefits to the Company or any affiliate. All employees, consultants, and non-employee directors are eligible to participate. The number of employees who are eligible to be selected to participate in the Plan at the present time is approximately 50. The Company currently has no consultants who are eligible to be selected to participate in the Plan. The number of non-employee directors who are eligible to be selected to participate in the Plan at the present time is seven.

Awards

Award Agreements.   Each award granted under the Plan will be evidenced by an award agreement in a form approved by the Committee. The award agreement is subject to the Plan and will incorporate the express terms and conditions, if any, required under the Plan and any specified by the Committee.

Stock options.   Incentive stock options (“ISOs”) may be granted only to employees of the Company or its subsidiaries. Non-qualified stock options may be granted to any person eligible to participate in the Plan, whether or not such person is an employee of the Company or a subsidiary.

The price at which a share of common stock may be purchased under each ISO and non-qualified stock option will be at least 100% of the fair market value of a share of common stock on the date the option is granted (or in the case of an optionee who, at the time such ISO is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of the fair market value of a share of common stock on the date the ISO is granted).

The aggregate fair market value of the shares for which ISOs granted to any employee may be exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000, unless the Internal Revenue Code (the “Code”) is amended to allow a higher dollar amount. If a portion of an ISO exceeds the $100,000 limitation, only such excess shall be treated as a non-qualified stock option.

Options may be granted for such lawful consideration as the Committee may determine when the options are granted. Such consideration may include, without limitation, money or other property, tangible or intangible, or labor or services received or to be received by or performed for the benefit of the Company. For example, in the discretion of the Committee, options may be granted in lieu of compensation that would otherwise be paid in cash, or in consideration of an optionee continuing to render services for the Company for a specified period of time after the date on which the option is granted. Options may become exercisable in full at the time of grant or at such other time or times and in such installments as the Committee may determine. Options may be exercised during such periods before and after the date on which the optionee ceases to be a service provider as the Committee may determine. However, no ISO may be exercised after the tenth anniversary of the date on which the option was granted and no non-qualified stock option may be exercised after the expiration of ten years and six months from the award date. No ISO which is granted to any optionee who, at the time such option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of his or her employer corporation or of its subsidiary corporation, shall be exercisable after the expiration of five years from the date such option is granted; provided that, if on the date an option would expire, the exercise of the option would violate applicable securities laws, the expiration date applicable to the option shall be extended to a date that is thirty calendar days after the date the exercise of the option would no longer violate applicable securities laws.

The purchase price of the shares subject to an option may be paid in money or, if so provided in the option agreement, (a) in shares of common stock, (b) by requesting that the Company withhold such number of shares of stock then issuable upon exercise of the option, (c) by waiver of compensation due or accrued to the participant for services, and (d) subject to compliance with Section 402 of the Sarbanes-Oxley Act of 2002, by the immediate sale through a stockbroker of that number of the shares being acquired pursuant to the option exercise sufficient to pay the purchase price. The Committee is also authorized to permit participants who are not executive officers or directors of the Company to pay the purchase price of shares under an option by means of a promissory note executed by the optionee in favor of the Company and secured by a pledge of the shares being acquired. Any such note would contain terms approved by the Committee, may but need not bear interest (except in the case of ISOs, in which case the note must bear interest), and would mature in ten years or less.

The Plan provides that, after an option has been granted, the Committee may, without consideration, accelerate the date on which the option becomes exercisable or, if granted for a term of less than ten years, extend the term ending on or before the tenth anniversary of the date on which the option was granted.

An option granted under the Plan will be exercisable, during the optionee’s lifetime, only by the optionee and would not be transferable by the optionee except to a designated beneficiary by will or the laws of descent and distribution. However, the Committee may in its discretion authorize holders of a non-qualified stock option to transfer the award during his or her lifetime, without the receipt of consideration, to members of his or her immediate family or family trusts, partnerships, or other legal entities for estate planning purposes.

Stock appreciation rights.   Stock appreciation rights or “SARS”, are rights to receive shares of common stock that have a fair market value on the date of exercise of the SARs equal to the excess of the fair market value of one share of common stock on that date, over the exercise price of the SARs, multiplied by the number of SARs exercised. The exercise price of SARs that are linked to a stock option (“Tandem” SARs) is equal to the exercise price of the option, unless when the Tandem SARs are granted, the Committee specifies a different exercise price (which may not be less than the fair market value of the common stock on the date of grant of the option to which the SARs are linked, in the case of an ISO, or par value, in the case of a non-qualified stock option). If a Tandem SAR is granted after the grant of a related option, or if an option is granted after the grant of the Tandem SAR, the later granted award will have the same exercise price as the earlier granted award, but the exercise price for the later granted award may be less than the fair market value of the stock at the time of such grant. The exercise price of SARs that are not linked to a stock option (so-called “Freestanding” SARs) is equal to the fair market value of a share of common stock on the date on which the Freestanding SARs are granted. The holder of a SAR is not required to pay any money to exercise a SAR. The holder of SARs may be paid money in lieu of all or any part of the shares to which the holder of SARs is entitled upon exercise of the SARs. Only the number of shares of common stock that are issued in payment of SARs will be charged against the total number of shares that may be issued under the Plan.

Incentive awards, including performance units, restricted stock awards, and restricted stock units.   Under the Plan, the Committee may provide for the Company to distribute an amount of money or shares of common stock, or to agree to distribute an amount of money or shares of common stock in the future, subject to such terms and conditions (including forfeiture restrictions) as the Committee may impose, in lieu of compensation that may have been earned by past services, or as a supplement to compensation earned by past services (in either event “Incentive Awards”). The amount of any Incentive Award may be equal to a specified number of shares (or the fair market value of a specified number of shares), or a specified amount of money not based on the fair market value of a specified number of shares. Payment for Incentive Awards that are earned may be made in the form of money or in shares of common stock valued at their fair market value on the payment date.

Incentive Awards may be made in the form of Performance Unit Awards, Restricted Stock Awards, or Restricted Stock Units, which are specific types of Incentive Awards, or may be made in any other form approved by the Committee. For example, if the Committee were to pay a participant’s annual bonus in shares under the Plan rather than in cash, the distribution of such shares would qualify as an Incentive Award under the Plan.

Performance Unit Awards are rights to receive a specified amount of money (other than an amount of money equal to the fair market value of a specified number of shares of common stock) at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the Committee are satisfied. Partial achievement of the specified performance goal may result in part of the Performance Units being earned. Performance Units that are earned may both be settled in the form of either shares of common stock or money or a combination of money and shares. Performance Unit Awards may be earned if death, disability, or another circumstance or event specified by the Committee occurs, whether or not the performance goals have been fully attained or are thereafter fully attained.

Restricted Stock Awards and Restricted Stock Unit Awards are shares of common stock that are issued to an eligible person prior to the person satisfying continued service and/or other performance objectives or contingencies specified by the Committee at the time of grant. The shares awarded will be non-transferable and forfeitable to the Company until such objectives or contingencies are satisfied, unless the Committee provides otherwise, but upon issuance of the shares, the service provider will become a stockholder of the Company with full dividend and voting rights except to the extent that the Committee provides otherwise. An award agreement may provide that the participant may elect to defer the delivery of restricted stock and of the dividend equivalents until the date or dates specified in the election. Upon satisfaction of any objectives or contingencies specified by the Committee, stock certificates evidencing the shares will be delivered to the participant free and clear of any restrictions, without the payment of any cash consideration by the participant.

Performance goals.   The Committee may grant any award under the Plan as an award that qualifies as performance-based compensation, or as an award that does not qualify as performance-based compensation. Except for appreciation-only awards, awards that qualify as performance-based compensation, including but not limited to Performance Share Awards and Performance Unit Awards that qualify as such, will be paid on account of the attainment of a pre-established, objective performance goal over a period of at least one year that is based on one more or more of the following financial measures and that are intended to qualify under Section 162(m): (i) net earnings; (ii) operating earnings or income; (iii) earnings growth; (iv) net income; (v) net income applicable to shares; (vi) gross revenue or revenue by pre-defined business; (vii) revenue backlog; (viii) margins realized on delivered shares; (ix) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (x) earnings per share; (xi) return on stockholders’ equity; (xii) stock price; (xiii) return on common stockholders’ equity; (xiv) return on capital; (xv) return on assets; (xvi) economic value added (income in excess of cost of capital), (xvii) customer satisfaction, (xviii) cost control or expense reduction; or (xix) ratio of operating expenses to operating revenues. The performance goals may be based upon attaining levels of performance under one or more measures described above in absolute terms or relative to the performance of a peer group, and may be based on consolidated results or the results of the Company, a subsidiary, a business unit, a product line, or a product.

Following the end of a performance period applicable to a performance goal, the Committee will determine the value of the performance-based compensation awards granted for the period based on the attainment of the pre-established objective performance goals.

To the extent permissible under section 162(m) of the Code, awards that are intended to qualify as performance-based compensation may be paid in the event that death, disability, a “Change in Control” or another circumstance or event specified by the Committee occurs, whether or not the performance goal has been or is thereafter fully attained.

Change in Control or Other Significant Event

The Committee has the discretion to provide in an Award Agreement that, in the event of a Change in Control, (a) each outstanding option will immediately become vested and exercisable in full, (b) the restrictions on each share of Restricted Stock, Restricted Stock Unit, or Performance Unit will lapse, and (c) each outstanding SAR will become vested and exercisable in full.

In general, under the Plan, a “Change in Control” will be deemed to occur if (i) the beneficial ownership of securities representing more than 25% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors is accumulated, held, or acquired by a person; (ii) individuals who constitute the Board cease for any reason to constitute at least a majority of the Board (except that if the individual assumed office as a result of an actual or threatened solicitation of proxies or consents by persons other than the Board); (iii) the consummation by the Company of a reorganization, merger or consolidation, or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity, or (iv) approval by the stockholders of a complete liquidation or dissolution of the Company. In no event will a Change in Control be deemed to have occurred with respect to a participant if a participant is part of a purchasing group that consummates the Change in Control transaction. In the event that the Change in Control is a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company’s outstanding common stock by a single person or entity or by a group of persons acting in concert, or in the event of a sale or transfer of all or substantially all of the Company’s assets (a “Covered Transaction”), the Committee will have the discretion to provide for the termination of all outstanding options and SARs as of the effective date of the Covered Transaction; provided that, no option or SAR will be so terminated (without the consent of the Service Provider) prior to the expiration of twenty days following the later of the date on which the option became fully exercisable and the date on which the participant received written notice of the Covered Transaction.

Under the Plan, the Committee may but need not permit options and SARs to be exercised following termination of the service provider’s employment or other applicable service that benefits the Company, a subsidiary, or another enterprise in which the Company has a significant interest, or following the participant’s death or disability, whether or not the option or SARs would otherwise be exercisable following such event. The Committee may also provide for Incentive Awards, including Performance Unit Awards, Restricted Stock Awards, and Restricted Stock Units to become non-forfeitable, fully earned and payable following such an event, whether or not the awards would otherwise by non-forfeitable, earned, or payable. The Committee may also permit an option or SAR to be exercisable, after any such event, for any period specified by the Committee, but not beyond its fixed expiration date.

Amendment and Termination of the Plan

The Board may amend the Plan at any time and in any respect without stockholder approval, unless required by Delaware or federal law, the Code, or the rules of the NASDAQ. The Board may also terminate the Plan at any time. However, no amendment or termination of the Plan may adversely affect any awards that were granted before the date of such amendment or termination without consent of the holder of such award. The Board does not have the power to amend, modify, exchange or substitute options if such amendment, modification, exchange, or substitution would violate Code Section 409A (it is not an extension of a stock right if the expiration of the option is tolled while the option is unexercisable because an exercise would violate applicable securities laws, provided that the period during which the option may be exercised is not extended more than thirty days after the exercise of the option first would no longer violate applicable securities laws).

Certain Federal Income Tax Considerations

The following is a general description of the United States federal income tax consequences to participants and the Company related to stock options, performance units, restricted stock, restricted stock units, stock appreciation rights, and other awards that may be granted under the Plan. The Plan is not qualified under the Internal Revenue Code Section 401(a). This discussion only applies to U.S. citizens and/or residents and does not purport to cover all tax consequences relating to awards granted under the Plan.

Non-qualified stock options.   A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a non-qualified stock option. When the option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise price paid and the fair market value, as of the date the option is exercised, of the shares received. The participant’s tax basis in shares acquired upon exercise will equal the exercise price paid plus the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the tax year in which the option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a non-qualified stock option for more than one year after the exercise of the option, the gain or loss realized upon the sale of those shares generally will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of an option will begin on the date of exercise.

Incentive stock options.   A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of an incentive stock option. If the option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant generally will not recognize any income and the Company will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the option price generally is included in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of shares acquired by exercise of an incentive stock option within either two years after the date of grant or one year after the date of exercise, the participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If shares are disposed of after the two year and one year periods described above expire, the Company will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Performance units.   Performance units generally are subject to tax at the time of payment. The Company will generally have (at the time the participant recognizes income) a corresponding deduction.

Restricted stock.   Restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of shares over the purchase price (if any) only at the time the restrictions lapse (unless the Participant elects to accelerate recognition as of the date of grant through an election under Code Section 83(b)). The Company generally will have (at the time the participant recognizes income) a corresponding deduction.

Restricted stock units.   Restricted stock units generally are subject to tax at the time of payment and the Company generally will have a corresponding deduction when the participant recognizes income.

Stock appreciation rights.   A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the stock appreciation right is exercised, of our common stock. The participant’s tax basis in shares acquired upon exercise of a stock-settled stock appreciation right will equal the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the year in which the stock appreciation right is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled stock appreciation right for more than one year after the exercise of the stock appreciation right, the gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled stock appreciation right will begin on the date of exercise.

Annual and long-term incentive awards.   Annual and long-term incentive awards generally are subject to tax at the time of payment. The Company generally will have (at the time the participant recognizes income) a corresponding deduction.

Compliance with Section 409A of the Internal Revenue Code.   The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the Long-Term Stock Incentive Plan. To the extent applicable, it is intended that the Plan and any grants made under the Plan comply with the provisions of Section 409A of the Internal Revenue Code. The Company intends to administer the Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A, and to make such amendments (including retroactive amendments) to the Plan and any other grants made thereunder as required by Section 409A on a timely basis. Any reference to Section 409A will also include any proposed temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of Treasury of the Internal Revenue Service.

INDIVIDUALS RECEIVING AN AWARD OF OPTIONS, PERFORMANCE UNITS, RESTRICTED STOCK, RESTRICTED STOCK UNITS, STOCK APPRECIATION RIGHTS, INCENTIVE AWARDS OR ANY COMBINATION THEREOF SHOULD CONSULT WITH THEIR PERSONAL TAX ADVISOR REGARDING FEDERAL, STATE AND LOCAL CONSEQUENCES OF PARTICIPATING IN THE PLAN.

New Plan Benefits

As of the date of this proxy statement, no awards have been approved under the Plan. The Committee has not yet determined the amount of the awards that will be received by any employee, consultant, non-employee director, or independent contractor of the Company under the Plan if it is approved.

On October 1, 2007, the NASDAQ reported a closing price of $8.98 for our common stock.

Vote Required and Recommendation

The Plan will be approved provided it receives the affirmative vote of a majority of the shares present at the annual meeting, whether in person or by proxy. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE GREAT LAKES DREDGE & DOCK CORPORATION 2007 LONG-TERM INCENTIVE PLAN

PROPOSAL 3 - RATIFICATION OF INDEPENDENT AUDITOR

The audit committee of the Board has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2007. During fiscal year 2006, Deloitte & Touche LLP served as the Company’s independent registered public accounting firm and also provided certain tax and other audit-related services. See “Matters related to Independent Public Accountants—Professional Fees.” Representatives of Deloitte & Touche LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required and Recommendation

Deloitte & Touche LLP will be ratified as the independent auditor of the Company for the fiscal year ending December 31, 2007 provided it receives the affirmative vote of a majority of the shares present at the annual meeting, whether in person or by proxy. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of the forms furnished to us, we believe that all filing requirements applicable to our executive officers, directors and persons who own more than 10% of our common stock were complied with in fiscal 2006, except that (i) Mr. J. Christopher Gillespie filed a late Form 4, a Statement of Changes in Beneficial Ownership, with respect to a purchase of shares on December 27, 2006, which Form was filed on January 3, 2007 and with respect to a sale of shares on July 13, 2007, which Form was filed on July 17, 2007; and (ii) Mr. Steven W. Becker filed a late Form 4, a Statement of Changes in Beneficial Ownership, with respect to a purchase of shares on July 16, 2007, which Form was filed on July 20, 2007.

Security Ownership of Certain Beneficial OWNERS and Management

The following table is based on 58,459,824 shares of common stock outstanding as of October 1, 2007, and sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of the same date by (i) each person whom we know to own beneficially more than five percent of the outstanding shares of the Company’s common stock; (ii) each of the Company’s directors and named executive officers; and (iii) all of the Company’s directors and executive officers as a group. Unless otherwise stated, each of the persons in the table has sole voting and investment power with respect to the securities beneficially owned.

	Beneficially Owned
	Number of Shares of Common Stock	Percentage of Common Stock
MDCP IV(1)(2)	14,328,918	24.51%
FMR Corp.(3)	7,766,809	13.29%
Hound Partners LLC, Hound Performance LLC and Jonathan Auerbach(4)	5,246,850	8.98%
Douglas B. Mackie(5)(6)	504,712	*
Richard M. Lowry(5)	418,215	*
Deborah A. Wensel(5)(7)	131,018	*
David E. Simonelli(5)	63,783	*
Kyle Johnson(5)	44,803	*
Thomas S. Souleles(1)(8)	—	—
Douglas C. Grissom(1)(8)	—	—
Nathan Leight(9)	1,819,000	3.1%
Jason Weiss(10)	1,112,750	1.9%
Jonathan Berger(11)	20,400	*
Peter Deutsch(12)	21,800	*
Bruce J Biemeck(13)	2,500	*
All directors and executive officers as a group	4,376,462	7.49%

                  * Denotes less than 1%.

      (1) The address for each of MDCP IV and Messrs. Souleles and Grissom is c/o Madison Dearborn Partners, LLC, 70 W. Madison Street, Suite 3800, Chicago, Illinois 60602.

      (2) Includes: (i) 14,257,572 shares directly owned by MDCP IV and (ii) 71,346 shares directly owned by Special Co-Invest Partners I (“Co-Invest”). Madison Dearborn Partners IV, L.P. (“MDP IV”) is the general partner of MDCP IV. John A. Canning, Jr., Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP IV (which is the general partner of MDCP IV) that have the power, acting by majority vote, to vote or dispose of the shares held by MDCP IV. William S. Kirsch, as the managing general partner of Co-Invest, has the power to vote or dispose of the shares held by Co-Invest. The address for each of MDCP IV, MDP IV, and Co-Invest is c/o Madison Dearborn Partners, LLC, 70 W. Madison Street, Suite 3800, Chicago, Illinois 60602.

      (3) Includes: (i) 7,302,391 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. (“FMR”) and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The address for Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, the Chairman of FMR, and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 7,302,391 shares owned by the funds. (ii) 291,418 shares beneficially owned by Pyramis Global Advisors Trust Company, a wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934. The address for Pyramis is 53 State Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, the Chairman of FMR, and FMR, through its control of Pyramis, each has sole dispositive power over the 291,418 shares and sole power to vote or to direct the voting of 256,318 of the shares owned by the institutional accounts managed by Pyramis. (iii) 173,000 shares beneficially owned by Fidelity International Limited (“FIL”), which provides investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. The address for FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. The information contained in this footnote (3) was derived from the Schedule 13G filed by FMR and various affiliated entities with the Securities and Exchange Commission on September 10, 2007.

      (4) Jonathan Auerbach is the managing member of Hound Performance, LLC (“Hound Performance”) and Hound Partners, LLC (“Hound Partners LLC”), investment management firms that serve as the general partner and investment manager, respectively, to Hound Partners, LP (“Hound Partners LP”) and Hound Partners Offshore Fund, LP (“Hound Offshore”). Hound Partners LP may be deemed to be the beneficial owner of, and has the shared power to vote, dispose, or direct the voting or disposition of, 2,608,885 shares of common stock of Great Lakes Dredge & Dock Corporation. Hound Offshore may be deemed to be the beneficial owner of, and has the shared power to vote, dispose, or direct the voting or disposition of, 2,637,965 shares of common stock of Great Lakes Dredge & Dock Corporation. Hound Performance and Hound Partners LLC, as the general partner and investment manager, respectively, to Hound Partners LP and Hound Offshore, together with Jonathan Auerbach, as managing member of Hound Performance and Hound Partners LLC, may be deemed to be the beneficial owners of, and each has the shared power to vote, dispose, or direct the voting or disposition of, 5,246,850 shares of common stock of Great Lakes Dredge & Dock Corporation. The principal business address of Hound Partners, LLC, Hound Performance, LLC, and Jonathan Auerbach is 101 Park Avenue, 48th Floor, New York, New York 10178.

      (5) The address for each of Messrs. Mackie, Lowry, Simonelli, Johnson and Ms. Wensel is c/o Great Lakes Dredge & Dock Corporation, 2122 York Road, Oak Brook, Illinois 60523.

      (6) Includes: (i) 94,767 shares held by Mr. Mackie’s children directly and shares held in trust for Mr. Mackie’s children, and (ii) 12,000 common shares held by the wife of Mr. Mackie.

      (7) Shares are held by the Deborah A Wensel Living Trust, for which Ms. Wensel serves as trustee.

      (8) Each of Messrs. Souleles and Grissom is a managing director of MDP, the general partner of MDP IV, which in turn is the general partner of MDCP IV. As a result, Messrs. Souleles and Grissom may be deemed to share beneficial ownership of the shares owned by MDCP IV. Each of Messrs. Souleles and Grissom disclaims beneficial ownership of the shares held of record by MDCP IV, except to the extent of any pecuniary interest therein.

      (9) Includes: (i) 367,250 shares of common stock held by the Leight Family 1998 Irrevocable Trust, a trust established for the benefit of Mr. Leight’s family, (ii) 52,000 shares of common stock held by the Terrapin Partners Employee Partnership, (iii) 4,000 shares of common stock held by various family trusts, (iv) 33,000 shares of common stock held by the wife of Mr. Leight and (v) 1,362,750 shares of common stock held by Mr. Leight. Terrapin Partners LLC is the general partner of Terrapin Partners Employee Partnership and Mr. Leight is the co-manager of Terrapin Partners LLC. The Terrapin Partners Employee Partnership intends to distribute its shares to its beneficiaries at a later date. To the extent such shares are not distributed to the current beneficiaries, they will be distributed to other Terrapin Partners LLC employees. The business address for Mr. Leight is c/o Terrapin Partners LLC, 540 Madison Avenue, 17th Floor, New York, New York 10022.

(10)      Includes: (i) 584,466 shares of common stock held by the JGW Grantor Retained Annuity Trust 2006 dated June 15, 2006, a trust established for the benefit of Mr. Weiss’ family, (ii) 52,000 shares of common stock held by the Terrapin Partners Employee Partnership, (iii) 400 shares of common stock held by various family trusts and IRAs and (iv) 475,884 shares of common stock held by the Jason G. Weiss Revocable Trust dated August 2, 2000. Terrapin Partners LLC is the general partner of Terrapin Partners Employee Partnership and Mr. Weiss is the co-manager of Terrapin Partners LLC. The Terrapin Partners Employee Partnership intends to distribute its shares to its beneficiaries at a later date. To the extent such shares are not distributed to the current beneficiaries, they will be distributed to other Terrapin Partners LLC employees. Does not include 92,150 shares of common stock held by the JGW Trust dated August 18, 2000, a trust established for the benefit of Mr. Weiss’ family. Mr. Weiss disclaims beneficial ownership of the shares held by the JGW Trust because they were irrevocably transferred to the trust and Mr. Weiss is not the trustee. The business address for Mr. Weiss is c/o Terrapin Partners LLC, 540 Madison Avenue, 17th Floor, New York, New York 10022.

(11)      The business address for Mr. Berger is c/o Navigant Consulting, Inc., 1180 Peachtree Street, N.E., Suite 1900 Atlanta, Georgia 30309.

(12)      The business address for Mr. Deutsch is P.O. Box 817689, Hollywood, Florida 33081.

(13)      The business address for Mr. Biemeck is 39851 N. Old Stage Road, Cave Creek, AZ 85331.

CHANGE OF CONTROL OF THE COMPANY

On December 26, 2006, GLDD Acquisitions Corp. (“Acquisitions Corp.”) merged with Aldabra. Aldabra was a blank check company formed for the purpose of raising capital through an initial public offering with the intent to use the proceeds to merge with a business to build long term value. Under the terms of the Agreement and Plan of Merger entered into on June 20, 2006, the stockholders of Acquisitions Corp. received 28,906,189 shares of Aldabra stock in exchange for all common and preferred stock outstanding of Acquisitions Corp. Aldabra then merged into an indirect wholly-owned subsidiary and, in connection with this holding company merger, the stockholders of Aldabra, including the former Acquisitions Corp. stockholders, received stock in a new holding company that was subsequently renamed “Great Lakes Dredge & Dock Corporation.”

Immediately following the Aldabra transactions described above, MDCP IV beneficially owned approximately 67% of our outstanding common stock. As of October 1, 2007, MDCP IV owned approximately 24.5% of our outstanding common stock. The investor rights agreement provides that MDCP IV shall have the right to designate a number of directors proportionate to its voting power. See “Certain Relationships and Related Transaction—Agreements with Related Persons—Investor Rights Agreement.”

COMPENSATION DISCUSSION AND ANALYSIS

Overview

On December 26, 2006, as a result of the Aldabra merger, the Company became a public company and the common stock became listed on The Nasdaq Global Market. For virtually all of fiscal 2006, however, the Company was a private company and it Board of Directors consisted of three representatives affiliated with MDCP IV, a controlling stockholder, and Douglas B. Mackie, the Company’s President and Chief Executive Officer. Prior to the Aldabra merger, the Board of Directors had a compensation committee comprised of the three non-employee directors, all of whom were affiliated with MDCP IV. In fiscal 2006, the compensation committee negotiated compensation arrangements with the chief executive officer, chief financial officer and chief operating officer and the compensation paid to these executive officers reflects the negotiations between these executive officers and MDCP IV.

Following the Aldabra Merger, the Board of Directors appointed a compensation committee comprised of Messrs. Souleles, Weiss and Grissom. The compensation committee, of which Mr. Souleles is Chairman, is responsible for the oversight, implementation and administration of all of the executive compensation plans and programs. As a blank check company formed for the purpose of completing a business combination, none of Aldabra’s executive officers received compensation for services rendered to Aldabra, except for reasonable out-of-pocket business expenses incurred by them in connection with certain activities on Aldabra’s behalf such as identifying and investigating possible target businesses and business combinations. Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to Terrapin Partners, no compensation or fees of any kind, including finders and consulting fees, were paid to any of the founders or to any of their respective affiliates for services rendered to Aldabra prior to or with respect to the business combination.

The compensation committee determines all of the components of compensation of the chief executive officer, and, in consultation with the chief executive officer, determines the compensation of the remaining executive officers. To date, the Company has not engaged in the benchmarking of executive compensation but may do so in the future.

Throughout this analysis, our chief executive officer and chief financial officer during fiscal 2006, as well as other individuals included in the Summary Compensation Table below, are referred to as the “named executive officers.”

Compensation Policies and Practices

The primary objectives of the Company’s executive compensation program are to:

•       Attract and retain the best possible executive talent,

•       Achieve accountability for performance by linking annual cash awards to achievement of measurable performance objectives, and

•       Align executives’ incentives with stockholder value creation.

The Company’s executive compensation programs are designed to encourage executive officers to operate the business in a manner that enhances stockholder value. A substantial portion of the executive’s overall compensation is tied to the Company’s financial performance, specifically operating earnings and EBITDA. The compensation philosophy provides for a direct relationship between compensation and the achievement of Company goals and seeks to include management in upside rewards. Executive compensation consists of base salary and annual cash bonus incentives.

Base Salary.   Base salary is established based on the experience, skills, knowledge and responsibilities required of the executive officers in their roles. When establishing the 2006 base salaries of the executive officers, a number of factors were considered, including the years of service of the individual, the individual’s duties and responsibilities, the ability to replace the individual, and market data on similar positions with competitive companies as information becomes available to the Company informally through recruitment, search consultants in connection with recent hiring efforts and through the directors’ experience with other companies. The Company seeks to maintain base salaries that are competitive with the marketplace to allow the Company to attract and retain executive talent.

Salaries for executive officers are reviewed on an annual basis, at the time of a promotion or other change in level of responsibilities, as well as when competitive circumstances may require review. Increases in salary are based on evaluation of factors such as the individual’s level of responsibility and performance.

Annual Cash Bonus Incentive. The chief executive officer, chief financial officer and chief operating officer of the Company are eligible to receive annual cash bonuses equal to a percentage of their annual salary based upon the Company’s achievement of a Dredging EBITDA target, as described in the following table. EBITDA under our annual cash bonus plan is calculated as earnings before interest income, taxes, depreciation and amortization. Extraordinary and non-recurring items maybe added back by the compensation committee.

Actual Dredging EBITDA (as defined)	Bonus Award - CEO and COO	Bonus Award - CFO
=90% of Budgeted EBITDA	35% of annual salary	23.75% of annual salary
=Budgeted EBITDA	70% of annual salary	47.5% of annual salary
=120% of Budgeted EBITDA	140% of annual salary	95% of annual salary

Between each EBITDA threshold, the bonus pool is interpolated based upon actual EBITDA. The compensation committee set Targeted Dredging EBITDA for 2006 at $43.5 million. For 2006, the Company achieved 115% of Targeted Dredging EBITDA and paid bonuses of 124% to the chief executive officer and chief operating officer and 84% to the chief financial officer of annual salary. The compensation committee retains discretion to adjust Targeted Dredging EBITDA. For 2006, the compensation committee added back charges related to the class action lawsuit for Hurricane Katrina and additional insurance premiums required due to new solvency requirements for Insurance Mutuals in the U.S. and Europe in calculating Targeted Dredging EBITDA, as the compensation committee did not believe such charges were indicative of the Company’s operating performance for the year.

Annual performance bonuses are awarded to management employees (other than the chief executive officer, chief financial officer and chief operating officer) based on Company performance and individual performance. In fiscal 2006, management employees were eligible to receive bonuses based upon the achievement of Targeted Dredging EBITDA. The compensation committee responsible for administering the plan. A bonus pool is established based upon Budgeted EBITDA as follows:

Actual Dredging EBITDA (as defined)	Bonus Pool
<70% of Budgeted EBITDA	No bonus pool
=70% of Budgeted EBITDA	6.75% of eligible salaries
=100% of Budgeted EBITDA	13.5% of eligible salaries
=130% of Budgeted EBITDA	27% of eligible salaries

Between each EBITDA threshold, the bonus pool is interpolated based upon actual EBITDA. For 2006, a bonus pool of 20% of eligible salaries was established based upon the achievement of 115% of Budgeted EBITDA. Individual bonus payments from the pool are discretionary.

Long Term Incentive Awards.   Since MDCP IV’s acquisition of GLDD Acquisitions Corp. in 2003, the Company has not issued any stock options or restricted stock. However, in connection with MDCP IV’s acquisition, each executive officer was given the opportunity to purchase equity in GLDD Acquisitions Corp. on the same terms as MDCP IV. These equity interests were converted into common stock in connection with the Aldabra merger. The compensation committee believes that the substantial equity ownership of management further encourages executive officers to operate the business in a manner that enhances stockholder value. While incentive equity has not historically comprised a portion of executive compensation arrangements, the Board believes strongly that incentive equity will align the interests of management, employees and the stockholders, and therefore is seeking approval of the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan at the annual meeting. See “Proposal 2 - To Approve The Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.”

Other Programs.   The named executive officers are also provided with life and medical insurance, 401(k) matching and a car allowance program. The Company also sponsors a 401(k) lost benefit plan, which provides an additional bonus to executive officers who are unable to obtain the maximum tax-deferred benefits allowed by the Company’s 401(k) plan due to IRS limits. Executive officers receive additional compensation due to dollar limitations on benefits and contributions under the Internal Revenue Service Code to the Company’s 401(k) plan. Section 402(g)(3) of the IRS Code limits elective deferrals into the company’s qualified 401(k) plan. Section 415(c)(1)(A) limits the total annual contribution into the plan.

The Company’s 401(k) plan allows employees to contribute up to 6% of their salary and bonus and the Company will match the contribution dollar for dollar. However, as indicated, the IRS limits the annual elective deferrals by an employee to a qualified plan. This amount was $15,000 for 2006. The Company therefore provides additional compensation to make up for the lost tax benefit and Company match on the difference of 6% of the executive’s salary and bonus over the maximum contribution allowed by the IRS elective deferral limits. This amount is then grossed up and paid as cash compensation to the executive.

The Company also may provide a profit share contribution to an employee as a percentage (between 0% and 10%) of the employees’ salary. However, the IRS limits the total annual contribution for an employee into a qualified plan. This amount was $44,000 for 2006. The Company therefore provides additional compensation to make up for the lost profit sharing amount which cannot be contributed because the executive has hit the maximum annual contribution amount allowed by the IRS limitations. This amount is also grossed up and paid as cash to the executive.

The Company does not sponsor any defined benefit plans or deferred compensation plans.

Executive Compensation

Summary Compensation Table

The following table summarizes the total compensation earned in 2006 by the Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
Douglas B. Mackie, President and Chief Executive Officer	2006	$400,000	—	—	—	497,548	—	170,344	$1,067,892
Deborah A. Wensel, Senior Vice President Chief Financial Officer and Treasurer	2006	$239,000	—	—	—	201,729	—	77,760	$518,489
Richard M. Lowry, Executive Vice President and Chief Operating Officer	2006	$385,000	—	—	—	478,890	—	160,669	$1,024,559
David E. Simonelli, Vice President Chief Site Manager	2006	$165,000	83,750	—	—	—	—	42,000	$290,750
Kyle D. Johnson, Vice President Chief Contract Manager	2006	$151,500	80,000	—	—	—	—	39,516	$271,016

(1)             Represents discretionary cash bonuses paid to the named executive officers.

(2)             Represents cash bonuses paid under the annual cash bonus plan based upon the achievement of EBITDA-based targets for 2006. Such bonuses were paid in 2007.

(3)             The dollar value of the amounts shown in this column for 2006 includes the following:

Name	Car Allowance	Lost Benefit(a)	Company Contributions to 401(k) Plan	Total
Douglas B. Mackie	$13,200	128,144	29,000	170,344
Deborah A. Wensel	$12,000	36,760	29,000	77,760
Richard M. Lowry	$12,000	119,669	29,000	160,669
David E. Simonelli	$8,400	4,600	29,000	42,000
Kyle D. Johnson	$8,400	2,116	29,000	39,516

(a)          See the description of the 401(k) lost benefit plan above.

Grant of Plan Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Douglas B. Mackie	Feb-06		280,000	560,000
Deborah A. Wensel	Feb-06		113,525	227,050
Richard M. Lowry	Feb-06		269,500	539,000
David E. Simonelli	—		—	—
Kyle D. Johnson	—		—	—

Executive Employment Arrangements

On July 2, 2007 Great Lakes entered into new employment agreements with Douglas B. Mackie, President and Chief Executive Officer, Richard M. Lowry, Executive Vice President and Chief Operating Officer, and Deborah A. Wensel, Senior Vice President and Chief Financial Officer (each, an “Executive”). Each employment agreement provides for an initial term of three years with automatic renewal for successive one-year terms, unless sooner terminated by either party giving 90 days written notice prior to the end of the then-current term.

Base Salary and Benefits.   The employment agreements provide for 2007 base salaries (“Base Salaries”) for Messrs. Mackie and Lowry and Ms. Wensel of $432,000, $416,000 and $267,000, respectively, subject to annual increase by the Board. Each Executive is entitled to participation in the Company’s annual performance bonus plans, long-term compensation plans (including the Annual Cash Bonus Plan), and any equity-based compensation plans applicable to senior management and other benefits generally available to senior management.

Termination for any Reason.   The Company is responsible for the following payments upon the Executive’s termination for any reason: (i) earned but unpaid Base Salary through the date of termination; (ii) any annual incentive bonus, or other form of incentive compensation, for which the performance measurement period has ended and the Executive has become eligible for payment but which is unpaid at the time of termination; (iii) any accrued but unpaid vacation; (iv) any amounts payable under the Company’s executive benefit plans (other than any severance or termination pay plan) in accordance with the terms of those plans, except as may be required under Code Section 401(a)(13); and (v) any unreimbursed business expenses. Additionally, Mr. Lowry and Ms. Wensel would be entitled to continued health benefits during the COBRA continuation period, and Mr. Mackie and his spouse would each be eligible for continued health benefits until they become eligible for Medicare coverage.

Voluntary Termination of Employment for Other than Good Reason.   Upon termination for other than Good Reason (as defined below), the Executive would be entitled to a pro-rata portion of the target bonus under the Company’s annual incentive plan for the year in which such termination occurs.

“Good Reason” means the occurrence of any of the following without the Executive’s consent: (i) a material reduction or a material adverse alteration in the nature of the Executive’s position, responsibilities or authorities or the assigning duties to the Executive that are materially inconsistent with those of the Executive’s position for similar companies in similar industries; (ii) the Executive’s becoming the holder of a lesser office or title than that previously held or altering the Executive’s reporting requirements (iii) any material breach of this Agreement by the Company which causes an adverse change to the terms and conditions of the Executive’s employment; (iv) the Company’s requiring the Executive to relocate his principal business office to a location not within fifty (50) miles of the Company’s principal business office located in Oak Brook, Illinois; (v) any reduction in the aggregate of the Executive’s bonus opportunity, salary and benefits, other than a reduction in bonus opportunity or benefits generally applicable to executive employees; or (vi) any failure to nominate or elect the Executive in his current office or as a Director of the Company’s Board. A resignation is not deemed to occur for “Good Reason” unless the Executive provides notice to the Company, and such resignation occurs, within 90 days after the event or condition giving rise thereto. Upon receiving notice from the Executive, the Company has a period of thirty (30) days during which it may remedy the event or condition.

Termination of Employment for Death or Disability.   Upon the Executive’s termination of employment by reason of death or disability (as defined in the agreement), the Executive (or his estate) is entitled receive a pro rata portion of any bonus payable under the Company’s annual incentive plan for the year in which such termination occurs based on the highest of (i) the actual annual bonus paid for the fiscal year immediately preceding such termination, (ii) the target bonus for the fiscal year in which such termination occurs, or (iii) the actual bonus attained for the fiscal year in which such termination occurs.

Termination without Cause, or Voluntary Termination for Good Reason.   In the event of the Executive’s termination by Great Lakes without “Cause” (as defined below) or by the Executive for Good Reason, Mr. Mackie or Mr. Lowry would be entitled to a lump sum of two multiplied by the sum of the Executive’s Base Salary and “Annual Bonus.” For this purpose, “Annual Bonus” will be determined as the highest of (i) the actual bonus paid for the fiscal year immediately preceding such termination, (ii) the target bonus for the fiscal year in which such termination occurs, or (iii) the actual bonus for the fiscal year in which such termination occurs. Ms. Wensel is entitled to the same termination pay, but calculated at one and one-half (1.5) times sum of Base Salary and Annual Bonus. Additionally, the Executive would be entitled to continued coverage under the Company’s medical, dental, life, disability, 401(k), profit sharing and other executive benefit plans for a set period (24 months for Messrs. Mackie and Lowry, and 18 months for Ms. Wensel) after the date of termination (the “Benefits Continuation Period”), at the same cost to the Executive as in effect on the date of the Executive’s termination, as well as access to professional outplacement services. The Benefits Continuation Period applies for purposes of determining the Executive’s age and service with the Company with respect to (i) eligibility, vesting and the amount of benefits under the Company’s executive benefit plans, and (ii) the vesting of any outstanding stock options, restricted stock or other equity based compensation awards.

Under the employment agreements, “Cause” means: (i) the Executive’s willful and continued failure to substantially perform his material duties as an executive of the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Executive by the Board, (ii) the Executive’s willful misconduct, which is demonstrably and materially injurious to the Company, monetarily or otherwise, (iii) the Executive’s engaging in egregious misconduct involving serious moral turpitude to the extent that his creditability and reputation no longer conforms to the standard of senior executive officers of the Company, (iv) the Executive’s conviction of, or plea of guilty or nolo contendere to, a felony, (v) the Executive’s material breach of a material written policy of the Company, (vi) the Executive’s failure to reasonably cooperate with any audit or investigation involving the Company or its business practices or (vii) the Executive’s material breach of this Agreement.

Change in Control.   If within two years of a Change in Control (as defined below), the Company terminates Mr. Mackie’s or Mr. Lowry’s employment other than for Cause or either such Executive voluntarily terminates his employment for Good Reason, the Company will pay Mr. Mackie or Mr. Lowry, as applicable, two and one-half (2.5) times the sum of (i) such Executive’s Base Salary in effect on the date of termination of employment and (ii) the Annual Bonus. Ms. Wensel is entitled to a payment upon a Change of Control equal to two times the sum of her Base Salary and Annual Bonus. Following termination upon a Change in Control, each Executive would be eligible to receive continued benefits during the applicable Benefits Continuation Period, and as well as access to professional outplacement services.

For purposes of the employment agreements with the Executives, a “Change in Control” of the Company will be deemed to occur as of the first day that any one or more of the following conditions is satisfied:

•       The “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing more than twenty-five percent (25%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) is accumulated, held or acquired by a Person (as defined in Section 3(a)(9) of the Exchange Act, as modified, and used in Sections 13(d) and 14(d) thereof) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, holders of capital stock of the Company as of the date hereof or an affiliate thereof, any corporation owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of stock of the Company); provided, however that any acquisition from the Company or any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) (listed below) will not be a Change in Control, and provided further, that immediately prior to such accumulation, holding or acquisition, such Person was not a direct or indirect beneficial owner of twenty-five percent (25%) or more of the Company Voting Securities;

•       Individuals who, as of July 2, 2007, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

•       Consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination: (A) more than 60% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (the “Parent Corporation”), is represented, directly or indirectly by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

•       Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

However, in no event will a Change in Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group that consummates the Change in Control transaction. The Executive will be deemed “part of a purchasing group” if the Executive is an equity participant in the purchasing company or group (except: (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors; provided that, for purposes of the foregoing, participation as a management investor in such purchasing company will not be deemed to be within the exceptions provided for in (i) and (ii)).

Confidentiality and Non-Competition.   Each Executive is subject to provisions restricting disclosure of non-public information. During the terms of their employment agreements and for two years thereafter (or, if such termination arises under circumstances where Mr. Mackie or Mr. Lowry is entitled to payments as a result of a Change of Control, during the period of his employment and for a period of 30 months thereafter), Messrs. Mackie and Lowry are prohibited from directly or indirectly carrying on, engaging or having a financial interest in any business which is in material competition with the business of the Company. During the term of her employment agreement and for 18 months thereafter (or, if such termination arises under circumstances where Ms. Wensel is entitled to payments as a result of a Change of Control, during the period of her employment and for a period of 24 months thereafter), Ms. Wensel is prohibited from directly or indirectly carrying on, engaging or having a financial interest in any business which is in material competition with the business of the Company.

Other Potential Post-Employment Payments

Below is the estimated amount that each of Messrs. Mackie and Lowry and Ms. Wensel would be entitled to receive upon termination of their employment pursuant to the terms of their employment agreement.

Potential Payments upon Termination or Change in Control

Name	Benefit	Termination without Cause or for Good Reason	Voluntary Termination	Death or Disability	Change in Control
Douglas B. Mackie	Base salary	$800,000	$400,000	$400,000	$1,000,000
	Bonus	995,096	497,548	497,548	1,243,870
	Benefits(1)	356,704	128,144	128,144	446,630
	Stock awards(2)	—	—	—	1,308,359
Deborah A. Wensel	Base salary	358,000	239,000	239,000	478,000
	Bonus	302,594	291,729	201,779	403,458
	Benefits(1)	127,583	36,760	36,760	170,111
	Stock awards(2)	—	—	—	496,646
Richard M. Lowry	Base salary	770,000	385,000	385,000	962,500
	Bonus	957,780	478,000	478,890	1,197,225
	Benefits(1)	337,221	119,669	119,669	422,277
	Stock awards(2)	—	—	—	1,308,359

(1)         Benefits include auto, 401(k) lost benefit, medical and dental, profit sharing, 401(k) match, and life and disability insurance. The total amounts include the following:

Name	Benefit	Termination without Cause or for Good Reason	Voluntary Termination, Death or Disability	Change in Control
Douglas B. Mackie	401(k) Lost benefit	$256,288	128,144	320,360
	Profit sharing	28,000	—	35,750
	401(k) match	31,000	—	38,750
Deborah A. Wensel	401(k) Lost benefit	55,140	36,760	73,520
	Profit sharing	21,000	—	28,000
	401(k) match	23,250	—	31,000
Richard M. Lowry	401(k) Lost benefit	239,338	119,669	299,173
	Profit sharing	28,000	—	35,750
	401(k) match	31,000	—	38,750

(2)         All stock awards vest upon a sale of the company as defined in the management equity agreements. See “Certain Relationships and Related Party Transactions—Agreements with Related Persons—Management Equity Agreement.”

In addition, Messrs. Simonelli and Johnson would be entitled to severance compensation if the executive is terminated by the Company for any reason other than cause, death or permanent disability. Severance payments are based on years of service. Based on their years of service, Mr. Johnson would receive five months of severance pay and Mr. Simonelli would receive six months of severance pay. Payments would be made by the Company on a semi-monthly basis, but could be paid in a lump sum if agreed to by the Compensation Committee. If terminated on December 31, 2006, Mr. Simonelli and Mr. Johnson would have received approximately $82,500 and $50,500, respectively, as severance. Upon a sale of the Company (as defined in the management equity agreements), Mr. Simonelli’s and Mr. Johnson’s unvested stock would have vested and been valued at $165,835 and $116,883, respectively, as of December 31, 2006. See “Certain Relationships and Related Party Transactions—Agreements with Related Persons—Management Equity Agreement.”

Compensation of Directors

None of our directors received any compensation for their services as directors in 2006. In 2007, those directors who are not employees of the Company will receive $60,000 per year, payable quarterly. Messrs. Grissom, Souleles, Leight and Weiss have declined any such fees.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee of the Board of Directors:
Thomas S. Souleles
Douglas S. Grissom
Jason G. Weiss

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is an officer or employee, or former officer or employee, of the Company or any of its subsidiaries. No interlocking relationship existed during the fiscal year ended December 31, 2006 between our Board of Directors or compensation committee and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Related Persons

Management Equity Agreement.   In connection with the Aldabra merger, the management investors entered into an amended and restated management equity agreement. The shares of common stock held by our management stockholders were 60% vested as of the date of the merger with the remainder vesting 50% on December 22, 2007; and 50% on December 22, 2008; provided that, as of each such date the executive is and has continued to be employed by the Company or any of its subsidiaries. If an executive ceases to be employed by the Company or its subsidiaries prior to the vesting dates, the cumulative percentage of such executive’s vesting shares to become vested shall be determined on a pro rata basis according to the number of days elapsed since the immediately preceding vesting date (or in the event of a termination before December 22, 2007, since December 22, 2006). In no event shall any vesting shares vest after the date that an executive ceases to be employed by the Company or one of its subsidiaries.

In the event of a sale of the Company, all of an executive’s unvested shares shall become vested; provided that, as a condition to such vesting, the executive shall, if requested by the purchaser and for no additional consideration, agree to continue employment for up to 12 months following such sale so long as such executive’s compensation package and job description immediately following such sale is reasonably similar in scope, remuneration, location and responsibility as prior to such event. For purposes of the management equity agreement, a “sale of the Company” means the sale of the Company to an independent third party or affiliated group of independent third parties pursuant to which such party or parties acquire (i) capital stock (or rights to acquire capital stock) of the Company possessing the voting power (or the right to acquire capital stock of the Company possessing the voting power) to elect a majority of the Company’s Board of Directors (whether by merger, consolidation or sale or transfer of the company’s capital stock) or (ii) substantially all of the Company’s assets determined on a consolidated basis.

In the event an executive ceases to be employed by the Company or one of its subsidiaries for any reason, all of such executives unvested shares shall be subject to repurchase by the Company. The purchase price for such unvested shares shall be the lower of the fair market value (“FMV”) and the original cost of such shares. In no event shall the Company have the right to repurchase vested shares.

Notwithstanding the foregoing, an executive terminated without cause whose unvested shares are repurchased by the Company (the “Called Shares”) shall be entitled to a purchase price adjustment if: (i) within six months thereafter the Company engages in a merger, consolidation, acquisition, liquidation or public offering of common stock (other than (1) an offering on Form S-8 or any successor forms or any other registration statement relating to a special offering to the Company’s employees or (2) a registration statement relating to a unit offering); and (ii) the per share consideration or net proceeds received by the executives in such transaction or offering exceeds the FMV used in calculating the purchase price of the Called Shares (adjusted downward to reflect what the per share consideration or net proceeds for the Called Shares would have been had the Called Shares been outstanding on the date of the closing such transaction or offering). In such event, the executive shall be entitled to receive an amount per Called Share equal to such excess multiplied by the applicable FMV price percentage within 30 days after the closing of any such transaction or offering.

For purposes of the management equity agreement, the following terms shall have the meanings as set forth below:

•       “Cause” means the executive’s (i) act or acts of dishonesty, moral turpitude or criminality, (ii) continued failure to perform such executive’s duties as an employee or (iii) willful or deliberate violations of such executive’s obligations to the Company that result in injury to the Company.

•       “FMV price percentage” means 20% multiplied by the number of full years elapsed between the effective time of the merger and the termination date for such executive.

The unvested shares held by our management stockholders are subject to certain transfer restrictions. Specifically, the only permitted transfers of shares are those made pursuant to laws of descent and distribution or to an executive’s family group (meaning such executive’s spouse and descendants). Transferees of such shares shall be subject to the transfer restrictions as set forth in the management equity agreement.

Investor Rights Agreement.   In connection with the Aldabra merger, Aldabra, the Company, MDCP IV, certain Aldabra stockholders and certain of the Company’s stockholders entered into an investor rights agreement. The investor rights agreement provides for certain registration rights with respect to shares held by the Aldabra stockholders who are party to the investor rights agreements (the “Aldabra Registrable Securities”), shares held by MDCP IV (the “MDP Registrable Securities”) and to shares held by certain other of the Company’s stockholders party to the investor rights agreement (the “Other Registrable Securities”). Holders of at least a majority of MDP Registrable Securities, or Aldabra Registrable Securities after February 17, 2008, will have the right to demand registration under the Securities Act of all or any portion of their registrable securities subject to certain amount and time limitations. Holders of the MDP Registrable Securities may demand three long-form registrations and an unlimited number of short-form registrations, while holders of the Aldabra Registrable Securities may only demand one long-form registration and one short-form registration. Additionally, whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of registrable securities, holders of Aldabra Registrable Securities, MDP Registrable Securities or Other Registrable Securities will have the right to request the inclusion of their registrable securities in such registration. The investor rights agreement also provides that MDCP IV has the right to designate the number of directors to the Company’s Board of Directors that is proportionate to its voting power within the Company, as represented by the number of the Company’s shares owned by MDCP IV. Holders of more than 25% of MDP Registrable Securities will have certain information and inspection rights with respect to the Company.

Additionally, the investor rights agreement set forth affirmative and negative covenants to which the Company was subject to as long as MDCP IV owned more than 25% of the voting power of the Company. The negative covenants restricted the Company and/or its subsidiaries from conducting certain activities or taking certain actions, including, without limitation, making distributions on its capital stock, redemptions, purchase or acquisitions of its equity securities, issuance of debt or convertible or exchangeable debt securities, mergers and acquisitions, asset sales, liquidations, recapitalizations, non-ordinary business activities, change of organizational documents, and change of arrangements with its officers, directors, employees and other related persons. The affirmative covenants provided that, without the prior written consent of MDCP IV, the Company and/or its subsidiaries were required to perform certain activities, which included, without limitation, preservation of its corporate existence and material licenses, authorizations and permits necessary to the conduct of its business, maintenance of its material properties, discharge of certain statutory liens, performance under material contracts, compliance with applicable laws and regulations, preservation of adequate insurance coverage, and maintenance of proper books of record and account.

Escrow of Aldabra Founders Shares.   All of the shares of the Company’s common stock that were issued to the founders of Aldabra, including Messrs. Leight, Deutsch and Weiss and their respective affiliates, in exchange for their Aldabra common stock that was issued prior to Aldabra’s initial public offering, were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•       February 17, 2008; or

•       the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, these shares cannot be sold, but the holders of these shares will retain all other rights as stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow.

Family Relationships

In March of 2007, the Company hired Kathleen J. Mackie as Assistant General Counsel of the Company. Ms. Mackie is the daughter of Douglas B. Mackie.

Review, Approval or Ratification of Transactions with Related Persons

Related Party Transaction Policies and Procedures.   All interested transactions with related parties are subject to the Company’s Related Party Transaction Policies and Procedures (the “Related Party Transaction Policy”), which is set forth in writing. The audit committee is responsible for applying the Related Party Transaction Policy. For purposes of the Related Party Transaction Policy, the terms “interested transaction” and “related parties” are defined as follows:

•       “interested transaction” means any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year; (ii) the Company is a participant; and (iii) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent (10%) beneficial owner of another entity).

•       “related party” means any (i) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director; (ii) greater than five percent (5%) beneficial owner of the Company’s common stock; or (iii) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

In determining the propriety of an interested transaction with a related party, the audit committee will take into account, among other factors it deems important, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

The Company’s Board of Directors has delegated to the chairman of the audit committee the authority to pre-approve or ratify (as applicable) any interested transaction with a related party in which the aggregate amount involved is expected to be less than $500,000.

The audit committee has reviewed the following transactions and determined that each such transaction shall be deemed to be pre-approved or ratified under the terms of the Related Party Transaction Policy:

•       Employment of executive officers.   Any employment by the Company of an executive officer of the Company if:

•        the related compensation is required to be reported in the Company’s proxy statement under Item 402 of the Securities and Exchange Commission’s (“SEC’s”) compensation disclosure requirements (generally applicable to “named executive officers”); or

•        the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer,” and the Company’s Compensation Committee approved (or recommended that the Company’s Board of Directors approve) such compensation.

•       Director compensation.   Any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements.

•       Certain transactions with other companies.   Any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than ten percent (10%) of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent (2%) of that company’s total annual revenues.

•       Certain Company charitable contributions.   Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent (2%) of the charitable organization’s total annual receipts.

•       Transactions where all stockholders receive proportional benefits.   Any transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g. dividends).

The entering into of the amended and restated management equity agreement and the investor rights agreement were approved by our entire Board of Directors in connection with the Aldabra merger. Prior to the Aldabra merger, we did not have an independent audit committee, as we were a privately-held company.

MATTERS RELATED TO INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP has been appointed by the audit committee to be our independent registered public accounting firm for the fiscal year ending December 31, 2007. Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP at the annual meeting pursuant to Proposal 3.

Professional Fees

The Company paid the following professional fees to its principal independent accountants, Deloitte & Touche LLP, for the years ended December 31, 2006 and 2005:

	Paid for the year ending December 31,
	2006	2005
	in thousands
Audit Fees(1)	$962.0	$638.3
Audit-Related Fees(2)	—	20.0
Tax Fees(3)	36.4	100.0
All Other Fees(4)	—	—
Total	$998.4	$758.3

(1)         Audit fees for services related to the Company’s annual audits and quarterly reviews performed in accordance with generally accepted accounting standards. Also included is $228 in fees related to the Aldabra transactions.

(2)         The audit-related fees also include fees for audit of the Company’s two 401(k) employee benefit plans in 2005.

(3)         Tax fees primarily include fees for tax planning and compliance related to the Company’s international operations, individual tax advice and return preparation for expatriate employees, and other tax advice related to specific non-routine transactions.

(4)         The Company paid no fees to its principal independent accountants for other services.

Pre-Approval Policy for Independent Accountant Services

The audit committee has established a policy to pre-approve all audit and permissible non-audit services provide by Great Lakes’ independent accountants. From time to time, however, circumstances may arise when it may become necessary to engage the independent accountants for additional services not contemplated in the original pre-approval. In those instances, the audit committee may also pre-approve services on a case-by-case basis. The audit committee may delegate pre-approval authority to one or more of its members. For the year ended December 31, 2006, the audit committee pre-approved all such audit and non-audit services, including tax services, provided by the independent accountants.

Report of the Audit Committee of the Board of Directors

With respect to fiscal 2006, the audit committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with its independent auditor, Deloitte & Touche LLP (“Deloitte”) the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Deloitte its independence.

Based on the foregoing review and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2006 Annual Report on Form 10-K.

The audit committee did not meet during the fiscal year ended December 31, 2006.

The Audit Committee of the Board of Directors:

Jonathan W. Berger, Chairman
Bruce J. Biemeck
Peter R. Deutsch

MISCELLANEOUS

Solicitation of Proxies

The Company is paying the costs for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company’s stockholders. The Company has also engaged Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $6,500, plus re-imbursement for out-of-pocket expenses.

Proposals for the 2008 Annual Meeting

Pursuant to federal securities laws, any proposal by a stockholder to be presented at the 2008 annual meeting of stockholders and to be included in the Company’s proxy statement must be received at the Company’s executive office at 2122 York Road, Oak Brook, Illinois 60523, no later than the close of business on August 8, 2008. Proposals should be sent to the attention of the Company’s Secretary. Pursuant to the Company’s By-laws, in order for a stockholder’s nominee for election as a director or any other business to be properly brought before an annual meeting of stockholders, the stockholder must give written notice of such stockholder’s intent to bring a matter before the annual meeting no earlier than July 10, 2008, and no later than August 8, 2008.  If the 2008 annual meeting is called for a date that is not within 30 days of the anniversary of the 2007 annual meeting, written notice of such stockholder’s intent to bring a matter before the annual meeting must be received not later than the close of business on the tenth day following the date on which the first public disclosure of the date of the annual meeting is made. Each such notice should be sent to the attention of the Company’s Secretary, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company’s By-laws.

General

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2006 is being mailed to stockholders together with this Proxy Statement. The Annual Report to Stockholders is not part of the soliciting materials.

Other Matters

The Board knows of no other matters that will be presented for consideration at the 2007 annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Deborah A. Wensel
Secretary
October 3, 2007

EXHIBIT A

GREAT LAKES DREDGE & DOCK CORPORATION
2007 LONG-TERM INCENTIVE PLAN

Great Lakes Dredge & Dock Corporation (the “Corporation”) has established this Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan to provide an additional inducement for Eligible Individuals to provide services to the Corporation or an Affiliate as an employee, consultant, non-employee director, or independent contractor, to reward such Eligible Individuals by providing an opportunity to acquire incentive awards, and to provide a means through which the Corporation may attract able persons to enter the employment of or engagement with the Corporation or one of its Affiliates. Awards may, in the discretion of the Board or Committee, and subject to such restrictions as the Board or Committee may determine or as provided herein, consist of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Performance Units, Stock Appreciation Rights, or any combination of the foregoing.

ARTICLE 1

DEFINITIONS

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

“Affiliate”   means any corporation that is a parent or subsidiary corporation (as Code Sections 424(e) and (f) define those terms) with respect to the Corporation.

“Award”   means an Incentive Stock Option, Non-Qualified Stock Option, Restricted Stock Award, Stock Appreciation Rights, Performance Units or Restricted Stock Units granted under the Plan.

“Award Agreement”   means an agreement entered into between the Corporation and the applicable Participant, setting forth the terms and provisions applicable to the Award then being granted under the Plan, as further described in Section 2.4 of the Plan.

“Award Date”   means, with respect to any Award, the date of the grant or award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award Agreement, provided that such Award Date will not be earlier than the date of the Committee action.

“Board”   means the Board of Directors of the Corporation.

“Cause”   will have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Corporation. If there is no employment, consulting, or other written agreement between the Corporation or an Affiliate and the Participant or if such agreement does not define “Cause,” then “Cause” will have the meaning specified in the Award Agreement; provided that, if the Award Agreement does not so specify, “Cause” will mean, as determined by the Committee in its sole discretion, the Participant’s:  (i) willful and continued failure to substantially perform his material duties as an executive of the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Board, (ii) willful misconduct, which is demonstrably and materially injurious to the Corporation, monetarily or otherwise, (iii) engaging in egregious misconduct involving serious moral turpitude to the extent that his creditability and reputation no longer conforms to the standard of senior executive officers of the Corporation (iv) conviction of, or plea of guilty or nolo contendere to, a felony, (v) material breach of a material written policy of the Corporation, (vi) failure to reasonably cooperate with any audit or investigation involving the Corporation or its business practices; or (vii) material breach of this Agreement. The Board must give the Participant at least thirty (30) days written notice of its intent to terminate him for Cause, specifying the act(s) or omission(s) alleged to justify the for Cause termination, and an opportunity to cure such act(s) or omission(s), where feasible, within the thirty (30) day period. In addition, the Participant’s Service will be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of this Plan, no act or failure to act on the Participant’s part will be considered “knowing” or “willful” unless it is done, or omitted to be done, by him or her in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Corporation or an Affiliate. Any act, or failure to act, based upon authority given pursuant to a resolution duly of the Board or based upon the advice of counsel for the Corporation will be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Corporation or an Affiliate. In no event will a termination be deemed to occur for “Cause” unless such termination occurs within 90 days after the Board becomes aware of the circumstance or event giving rise thereto.

“Change in Control”   means the first to occur of the following:

(a)          The “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing more than 33 1/3% of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Corporation Voting Securities”) is accumulated, held or acquired by a Person (as defined in Section 3(a)(9) of the Exchange Act, as modified, and used in Sections 13(d) and 14(d) thereof) (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, holders of capital stock of the Corporation as of the date hereof or an affiliate thereof, any corporation owned, directly or indirectly, by the Corporation’s stockholders in substantially the same proportions as their ownership of stock of the Corporation); provided, however that any acquisition from the Corporation or any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subparagraph (c) of this paragraph will not be a Change in Control under this subparagraph (a), and provided further, that immediately prior to such accumulation, holding or acquisition, such Person was not a direct or indirect beneficial owner of twenty-five percent (25%) or more of the Corporation Voting Securities; or

(b)        Individuals who, as of the date of the Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(c)          Consummation by the Corporation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination:  (i) more than 50.1% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries (the “Parent Corporation”), is represented, directly or indirectly by Corporation Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Business

Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Corporation Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 33 1/3% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Corporation existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)        Approval by the Corporation’s stockholders of a complete liquidation or dissolution of the Corporation.

“Code”   means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code will include reference to any successor provision of the Code.

“Committee”   means the Compensation Committee, if any, or such similar or successor committee appointed by the Board. If the Board has not appointed a Committee, the Board will function in place of the Committee.

“Consultant”   means an individual who is not an Employee or Director of the Corporation or an Affiliate, but who is providing services to the Corporation or an Affiliate as an independent contractor.

“Corporation”   means Great Lakes Dredge & Dock Corporation.

“Director”   means any individual who is a member of the Board.

“Disabled Participant”   means the Participant becoming unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expect to last for a continuous period of not less than 12 months, within the meaning of Code Section 422(c)(6).

“Dividend Equivalent”   means a right to receive on the payment date for any dividend on the shares of Stock underlying an Award, cash compensation from the Corporation equal to the dividend that would have been paid on such shares of Stock (or the Fair Market Value of such dividend, if such dividend would not have been paid in cash), if such shares had been issued and outstanding, fully vested and held by the Participant on the record date for payment of such dividend. Notwithstanding the foregoing, if such dividend would not have been paid in cash, the Dividend Equivalent with respect thereto will not be paid unless and until certificates evidencing the shares of Stock with respect to which it is paid are issued to the Participant. Dividend Equivalents may be provided, in the Committee’s discretion, in connection with any Award under the Plan, subject to Section 2.6.

“Eligible Individual”   means any Employee, Consultant, or non-employee Director.

“Employee”   means any common law employee of the Corporation or one of its Affiliates.

“Exchange Act”   means the Securities Exchange Act of 1934, as amended.

“Fair Market Value”   will mean (a) if the Common Stock is readily tradeable on a national securities exchange or other market system, the closing sales price of the Common Stock on the Award Date, time of exercise, or other date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or (b) if the Common Stock is not readily tradeable on a national securities exchange or other market system, the fair market value as determined in good faith by the Board or the Committee, by the reasonable application of a reasonable valuation method consistent with the Code, or Treasury Regulations thereunder, as the Board or the Committee will in its discretion select and apply at the time of the Award Date, time of exercise, or other date of calculation.

“Freestanding SAR”   means a Stock Appreciation Right that is granted independently of any Options, as described in Article 6.

“Incentive Stock Option”   or “ISO” means an option that is intended to qualify as an “Incentive Stock Option” within the meaning of Code Section 422. Any Option that does not qualify under Code Section 422 will be treated as a Non-Qualified Stock Option.

“Non-Qualified Stock Option”   means an Option that is not an Incentive Stock Option.

“Option”   means an option to purchase Stock at an Exercise Price determined on the Award Date, subject to the applicable provisions of Article 3, awarded in accordance with the terms of the Plan, and which may be an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant”   means an Eligible Individual who the Committee has selected to participate in the Plan in accordance with Section 2.2 of the Plan.

“Performance Unit”   means a performance unit subject to the requirements of Article 4 and awarded in accordance with the terms of the Plan.

“Performance Goals”   will mean performance goals established by the Committee prior to the grant of an Award based on the attainment of one or any combination of the following, in each case of the Corporation, an Affiliate, or business unit by or within which the Participant is primarily employed or a combination thereof, and that are intended to qualify under Section 162(m):  (a) net earnings; (b) operating earnings or income; (c) earnings growth; (d) net income; (e) net income applicable to shares; (f) gross revenue or revenue by pre-defined business; (g) revenue backlog; (h) margins realized on delivered services; (i) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (j) earnings per share; (k) return on stockholders’ equity; (l) stock price; (m) return on common stockholders’ equity; (n) return on capital; (o) return on assets; (p) economic value added (income in excess of cost of capital); (q) customer satisfaction; (r) cost control or expense reduction; and (s) ratio of operating expenses to operating revenues, in each case, absolute or relative to peer-group comparative.

The Committee also may base Performance Goals upon attaining specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations. The Committee will set such Performance Goals within the time prescribed by Section 162(m). The Committee will have the discretion to adjust targets set for preestablished performance objectives. If the Committee determines it is advisable to grant Awards that will not qualify for the performance-based exception of Section 162(m), the Committee may grant Awards that do not so qualify.

“Plan”   means the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan, as set forth herein, as the same may be amended, administered or interpreted from time to time.

“Public Offering”   means any sale of the Corporation’s common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended from time to time, or any successor act thereto, filed with the Securities and Exchange Commission on Form S-1 (or any successor form adopted by the Securities and Exchange Commission); provided that the following will not be considered a public offering: (i) any issuance of common equity securities by the Corporation as consideration for a merger or acquisition, (ii) any issuance of common securities to employees, directors or consultants of any of the

Corporation or any of its Affiliates as part of an incentive or compensation plan, (iii) any issuance of common equity securities as part of a unit with debt or preferred stock or any similar structure in which the common equity securities are being offered primarily as a means of enhancing the Corporation’s ability to sell the debt or preferred stock and (iv) the issuance of common stock by the Corporation upon conversion of any preferred stock of the Corporation.

“Restricted Stock”   means an award of shares of Stock delivered under the Plan subject to the requirements of Article 5 and such other restrictions as the Committee deems appropriate or desirable, including restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee. The restrictions on, and risk of forfeiture of, Restricted Stock generally will expire on a specified date, upon the occurrence of an event or achievement of Performance Goals, or on an accelerated basis under certain circumstances specified in the Plan or the Award Agreement.

“Restricted Stock Unit”   or “RSU” means a notional account established pursuant to an Award granted to a Participant, as described in Article 5, that is (a) valued solely by reference to shares of Stock, (b) subject to restrictions specified in the Award Agreement, and (c) payable only in Stock. The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.

“Section 162(m)”   will mean Code Section 162(m), as amended, and the Treasury Regulations thereunder.

“Service”   means the provision of personal services to the Corporation or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant.

“Stock”   means the Common Stock of the Corporation.

“Stock Appreciation Right”   or “SAR” means the award of the contingent right to receive Stock or cash, as specified in the Award Agreement, in the future, based on the value or the appreciation in the value of Stock, pursuant to the terms of Article 6. The Committee may grant SARs alone or in connection with a related Option. Stock Appreciation Rights may be either Freestanding SARs or Tandem SARs.

“Tandem SAR”   means a SAR that is granted in connection with a related Option pursuant to Article 6, the exercise of which requires forfeiture of the right to purchase a share of Stock under the related Option (and when a share of Stock is purchased under the Option, the Tandem SAR similarly will be canceled).

“Termination”   means a cessation of the employee-employer relationship between a Participant and the Corporation and its Affiliates (other than by reason of transfer of the Employee among the Corporation and its Affiliates), a cessation of an individual’s Director or Consultant relationship with the Corporation, or the consummation of a transaction whereby a Participant’s employer (other than the Corporation) ceases to be an Affiliate of the Corporation.

ARTICLE 2

PLAN ADMINISTRATION

Section   2.1         Administration.   The Committee will administer the Plan. The Committee will interpret the Plan and prescribe such rules, regulations, and procedures in connection with the operation of the Plan, as it will deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limiting the foregoing, the Committee will have the authority and complete discretion to:

(a)          Prescribe, amend, and rescind rules and regulations relating to the Plan;

(b)        Select Eligible Individuals to receive Awards under the Plan as provided in Section 2.2 of the Plan;

(c)          Determine the form and terms of Awards;

(d)        Determine the number of shares of Stock or other consideration subject to Awards under the Plan as provided in Articles 3 through 6 of the Plan;

(e)          Determine whether Awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or grants or awards under any other incentive or compensation plan of the Corporation;

(f)            Construe and interpret the Plan, any Award Agreement in connection with an Award and any other agreement or document executed pursuant to the Plan;

(g)         Correct any defect or omission, or reconcile any inconsistency in the Plan, any Award, or any Award Agreement;

(h)        Accelerate or, with the consent of the Participant, defer the vesting of any Award or the exercise date of any Award, subject to the limitations of Code Section 409A;

(i)            Authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Award and delegate to officers of the Corporation the authority to perform administrative functions under the Plan subject to any legal requirements that the Committee as a whole take action with respect to such function, other than any such delegation that would cause Awards or other transactions under the Plan to cease to (i) be exempt from Section 16(b) of the Exchange Act, (ii) satisfy the “independent director” requirements of the Nasdaq Global Market, or (iii) qualify as “performance-based compensation” under Section 162(m);

(j)            Modify the terms of any Award, and authorize the exchange or replacement of Awards; provided, however, that (i) no such modification, exchange or substitution will be to the detriment of a Participant with respect to any Award previously granted without the affected Participant’s written consent, (ii) in no event will the Committee be permitted to reduce the Exercise Price of any outstanding Option or to exchange or replace an outstanding Option with a new Option with a lower Exercise Price, except pursuant to Section 2.5, and (iii) the Committee shall use reasonable efforts to ensure that any such modification, exchange or substitution will not violate Code Section 409A;

(k)         Determine whether a Participant has engaged in the operation or management of a business that is in competition with the Corporation or any of its Affiliates, or whether a Participant has violated the restrictive covenants of Section 10.13; and

(l)            Make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee will keep records of action taken at its meetings. A majority of the Committee will constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, will be the acts of the Committee.

Section   2.2         Eligibility.   Those Eligible Individuals, who share the responsibility for the management, growth or protection of the business of the Corporation or any Affiliate or who, in the opinion of the Committee, provide services yielding significant benefits to the Corporation or any Affiliate will be eligible to receive Awards as described herein. Subject to the provisions of the Plan, the Committee will have full and final authority, in its discretion, to grant Awards as described herein and to determine the Eligible Individuals to whom Awards will be granted.

Section   2.3         Shares Available Under the Plan.   Subject to adjustment as set forth in Section 2.5, the maximum number of shares of Stock that may be issued or delivered and as to which Awards may be granted under the Plan will be equal to the sum of: (i) 5,800,000 shares of Stock; and (ii) shares of Stock delivered (either actually or by attestation) to or withheld by the Corporation in connection with the exercise of an Option awarded under the Plan, or in payment of any required income tax withholding for the exercise of an Option or the vesting of Restricted Stock awarded under the Plan.

Notwithstanding anything to the contrary in this Section 2.3, (i) in no event will more than 1,000,000 shares of Stock be cumulatively available for Awards of Incentive Stock Options under the Plan, and (ii) in no event will more than 3,000,000 shares of Stock be cumulatively available for Awards other than Options or Stock Appreciation Rights. Subject to adjustment as set forth in Section 2.5, the maximum number of shares of Stock with respect to which Awards may be granted in any calendar year to any Participant under the Plan will be 580,000 shares.

If any Award granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, or, if and to the extent that an award of Performance Units, or RSUs is paid in cash rather than the issuance of shares of Stock, the number of shares subject to such Award (or in the case of Performance Units or RSUs, the number of shares of Stock for which payment was made in cash) will again be available for purposes of the Plan, except that, to the extent that Stock Appreciation Rights granted in conjunction with an Option under the Plan are exercised and the related Option surrendered, the number of shares available for purposes of the Plan will be reduced by the number of shares, if any, of Stock issued or delivered upon exercise of such Stock Appreciation Rights.

The shares that may be issued or delivered under the Plan may be either authorized but unissued shares, repurchased shares, or partly each.

If, in connection with an acquisition of another company or all or part of the assets of another company by the Corporation or an Affiliate, or in connection with a merger or other combination of another company with the Corporation or an Affiliate, the Corporation either (A) assumes stock options or other stock incentive obligations of such other company, or (B) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then none of the shares of Stock that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Corporation will be charged against the limitations set forth in this Section.

Section   2.4         Award Agreement.   Each Award granted under the Plan will be evidenced by a written Award Agreement, in a form approved by the Committee. Such Award Agreement will be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify, and will be executed by the Chief Executive Officer, the President (if other than the Chief Executive Officer), or any person designated as an executive officer by the Board for Section 16 purposes, on behalf of the Corporation, and by the Participant to whom such Award is granted. With the consent of the Participant to whom such Award is granted, the Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan. Without consent of the Participant, the Board of Directors may at any time and from time to time modify or amend Award Agreements with respect to Options intended as of the Award Date to be Incentive Stock Options in such respects as it deems necessary in order that Incentive Stock Options granted under the Plan will comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time with respect to Incentive Stock Options.

Section   2.5         Adjustment and Substitution of Shares.   If a dividend or other distribution will be declared upon the Stock, payable in shares of Stock, the number of shares of Stock then subject to any outstanding Award or by reference to which the amount of any other Award is determined and the number of shares that may be issued or delivered under the Plan will be adjusted by adding thereto the number of shares that would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution. An increase in the number of shares subject to an Award will not occur when the Committee has awarded Dividend Equivalent with respect to such Award.

If the outstanding shares of Stock will be changed into or exchangeable for a different number or kind of shares of Stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then the Committee will substitute for each share of Stock subject to any then outstanding Award and for each share of Stock, which may be issued or delivered under the Plan but is not then subject to an outstanding Award, the number and kind of shares of Stock or other securities into which each outstanding share of Stock is so changed or for which each such share is exchangeable; provided, that, in the event of a merger, acquisition or other business combination of the Corporation with or into another entity, any adjustment provided for in the applicable agreement and plan of merger (or similar document) will be conclusively deemed to be appropriate for purposes of this Section 2.5.

In the case of any adjustment or substitution as provided for in this Section 2.5, the aggregate Exercise Price for all shares subject to each then outstanding Option prior to such adjustment or substitution will be the aggregate Exercise Price for all shares of Stock or other securities (including any fraction) to which such shares will have been adjusted or which will have been substituted for such shares. Any new Exercise Price per share will be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number. No adjustment or substitution provided for in this Section 2.5 will require the Corporation to issue or sell a fraction of a share or other security.

If any such adjustment or substitution provided for in this Section 2.5 requires the approval of stockholders in order to enable the Corporation to grant Incentive Stock Options, then no such adjustment or substitution of ISOs will be made without prior stockholder approval. If the effect of any adjustment or substitution would be to cause an Option to fail to continue to qualify as an ISO or to cause a modification, extension or renewal of such Option within the meaning of Code Sections 409A or 424, the Committee may elect that such adjustment or substitution not be made but rather will use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee in its sole discretion will deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Code Sections 409A or 424) of such Incentive Stock Option.

Section   2.6         Corporation’s Obligation to Deliver Stock.   The obligation of the Corporation to issue or deliver shares of Stock under the Plan will be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation; (ii) the condition that the shares will have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which such shares may then be listed; and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

ARTICLE 3

STOCK OPTIONS

Section   3.1         Grant of Stock Options.   The Committee will have authority, in its discretion, to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Options. Notwithstanding the above, the Committee may grant Incentive Stock Options to Employees only. Subject to adjustment as set forth in Section 2.5, no Participant will be granted an Option or Options under the Plan (disregarding canceled, terminated, or expired stock options) for an aggregate number of shares in excess of 1,160,000.

Section   3.2         Terms and Conditions of Options.   Options granted under the Plan will be subject to the following terms and conditions:

(a)          The purchase price at which each Option may be exercised (the “Exercise Price”) will be such price as the Committee, in its discretion, will determine, except that, the Exercise Price will not be less than one hundred percent (100%) of the Fair Market Value per share of Stock covered by the Option as determined on the Award Date.

(b)        The Exercise Price will be payable in full in any one or more of the following ways, as will be determined by the Committee to be applicable to any such Award:

(i)             in cash; or

(ii)         in shares of Stock (which are owned by the Participant free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Article 5) having an aggregate Fair Market Value on the date of exercise of the Option equal to the Exercise Price for the shares being purchased; or

(iii)     by requesting that the Corporation withhold such number of shares of Stock then issuable upon exercise of the Option as will have an aggregate Fair Market Value equal to the Exercise Price for the shares being acquired upon exercise of the Option (and any applicable withholding taxes); or

(iv)       by waiver of compensation due or accrued to the Participant for services rendered; or

(v)           provided that a public market for the Corporation’s stock exists, and to the extent permitted by the Sarbanes-Oxley Act of 2002:

(A)        through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay the purchase price (or a larger number of the shares so purchased), and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Corporation (and any excess to the Participant); or

(B)        through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the purchase price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Corporation; or

(vi)       to the extent permitted by the Sarbanes-Oxley Act of 2002, by promissory note executed by the Participant, evidencing his or her obligation to make future cash payment thereof, secured by an applicable number of shares of Stock or such other security as may be determined by the Committee; provided, however, that in no event may the Committee accept a promissory note for an amount in excess of the difference between the aggregate Exercise Price and the par value of the shares; or

(vii)   by any combination of the foregoing.

If the Exercise Price is paid in whole or in part in shares of Stock, any portion of the Exercise Price representing a fraction of a share must be paid in cash. The date of exercise of an Option will be determined under procedures established by the Committee, and the Exercise Price will be payable at such time or times as the Committee, in its discretion, will determine. No shares will be issued or delivered upon exercise of an Option until full payment of the Exercise Price has been made, provided that, for this purpose, if permitted by the Committee, tender of a promissory note will constitute full payment of the principal amount of such promissory note. When full payment of the Exercise Price has been made, the Participant will be considered for all purposes to be the owner of the shares with respect to which payment has been made, subject to the restrictions set forth in Article 7.

(c)          An Option may be exercised (i) at such time as the Option vests; or (ii) if and to the extent set forth in the applicable Award Agreement, prior to the date on which the Option vests provided that such Stock obtained will be subject to the same requirements that are applicable to grants of Restricted Stock set forth in Article 5. No Non-Qualified Stock Option will be exercisable after the expiration of ten years from the Award Date, provided that if an exercise would violate applicable securities laws, the Non-Qualified Stock Option will be exercisable no more than 30 days after the exercise of the Option first would no longer violate applicable securities laws. Subject to this Section 3.2(c), and Sections 3.3(e), and 2.6, Options may be exercised at such times, in such amounts and subject to such restrictions as will be determined by the Committee, in its discretion.

(d)        Unless otherwise determined by the Committee and set forth in the Award Agreement referred to in Section 2.4 or an amendment thereto, following a Participant’s Termination for any reason, such Participant must exercise any outstanding Option, if at all, within one year from the date of Termination.

Section   3.3         Special Provisions Applicable to ISOs.   Notwithstanding any other provision of this Article 3, the following special provisions will apply to any award of Incentive Stock Options:

(a)          The Committee will not award an Incentive Stock Option under this Plan if it would cause the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Corporation and its Affiliates) to exceed $100,000.

(b)        If the Employee to whom the Incentive Stock Option is granted is a Ten Percent Owner of the Corporation, then: (A) the Exercise Price for each share subject to an Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Stock on the Award Date; and (B) the Option will expire upon the earlier of (i) the time specified by the Committee in the Award Agreement, or (ii) the fifth anniversary of the Award Date.

(c)          No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Corporation’s stockholders approve the Plan. If such stockholder approval is not obtained within 12 months after the Board’s adoption of the Plan, then no Options may be granted under the Plan that are intended to be Incentive Stock Options.

(d)        The maximum number of shares of Stock with respect to which any one Participant may be granted Options that are intended to be Incentive Stock Options in any one calendar year will be 100,000, subject to adjustment as set forth in Section 2.5.

(e)          An Incentive Stock Option must be exercised, if at all, within three months after the Participant’s Termination for a reason other than death or becoming a Disabled Participant, and within twelve months after the Participant’s Termination for death or becoming a Disabled Participant; provided that, an Option that is intended to be an Incentive Stock Option may be exercised more than three months, but not more than twelve months, after the Participant’s Termination for a reason other than death or becoming a Disabled Participant, in which case the Option will be a Nonqualified Stock Option.

(f)            For purposes of this Section, “Ten Percent Owner” means an individual who, at the time an Option is granted under this Plan, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Affiliate. For purposes of this Section 3.3(f), a Participant will be considered as owning (i) not only shares of the Stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) proportionately any shares of Stock owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual will be a stockholder, partner or beneficiary.

ARTICLE 4

PERFORMANCE UNITS

Section   4.1         Performance Period and Objectives.   The Committee will have authority, in its discretion, to award Performance Units to Eligible Individuals. The Committee will determine a performance period (the “Performance Period”) of one or more years and will determine the Performance Goals for grants of Performance Units. Performance Goals may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

Section   4.2         Eligibility.   At the beginning of a Performance Period, the Committee will determine for each Participant or group of Participants eligible for Performance Units with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which will be paid to a Participant as an Award if the relevant Performance Goals for the Performance Period are met.

Section   4.3         Significant Event.   If during the course of a Performance Period there will occur a significant event or events (a “Significant Event”) as determined by the Committee, including, but not limited to, a reorganization of the Corporation or a Change in Control, which the Committee expects to have a substantial effect on a Performance Goal during such period, the Committee may revise such objective.

Section   4.4         Termination.   If a Participant terminates Service with the Corporation or any of its Affiliates during a Performance Period because of death or becoming a Disabled Participant, as determined by the Committee, that Participant will be entitled to payment in settlement of each Performance Unit for which the Performance Period was prescribed (i) based upon the Performance Goals satisfied at the end of such period; and (ii) prorated for the portion of the Performance Period during which the Participant was in Service with the Corporation or any of its Affiliates; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Unit in such amount or amounts and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Participant. If a Participant terminates Service with the Corporation or any of its Affiliates during a Performance Period for any other reason, the Participant will not be entitled to any payment with respect to that Performance Period unless the Committee will otherwise determine.

Section   4.5         Award.   Each Performance Unit will be paid in cash either as a lump sum payment or in annual installments, as the Committee will determine at the time of grant of the Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

Section   4.6         Section 409A.   If required, Performance Units granted under this Article 4 will be subject to and conform to the requirements of Code Section 409A.

ARTICLE 5

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Section   5.1         Award.   Subject to the terms and provisions of the Plan, the Committee may grant, at any time and from time to time, Restricted Stock or Restricted Stock Units to any Eligible Individual in the number and form, and subject to such restrictions on transferability and other restrictions as the Committee may determine in its discretion, including without limitation the achievement of Performance Goals. Restricted Stock also may be received by a Participant as the result of an exercise of an Option, when such award has not vested. Restricted Stock and RSUs will be subject to a restriction period (after which restrictions will lapse), which means a period commencing on the Award Date and ending on such date or upon the achievement of such Performance Goals or other criteria as the Committee will determine (the “Restriction Period”). The Committee may provide for the lapse of restrictions in installments where it deems appropriate.

Section   5.2         Restriction Period.   Except as otherwise provided in this Article 5, no shares of Restricted Stock received by a Participant will be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of during the Restriction Period. Except as otherwise provided in the Award Agreement, the Restriction Period for any recipient of Restricted Stock or RSUs will expire and all restrictions on shares of Restricted Stock will lapse upon a Participant’s Death or becoming a Disabled Participant.

Section   5.3         Termination.   Except as otherwise provided in Section 5.2 above, if a Participant’s Termination occurs before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction, will be forfeited by the recipient, unless the Committee otherwise determines, and will be reacquired by the Corporation. In the case of Restricted Stock purchased through the exercise of an Option, the Corporation will refund the Exercise Price paid on the exercise of the Option. Such forfeited shares of Restricted Stock will again become available for award under the Plan.

Section   5.4         Exchange of Shares.   Nothing in this Article 5 will preclude a recipient of Restricted Stock from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

Section   5.5         Dividend Equivalents.   Any Award of Restricted Stock under the Plan may earn, in the discretion of the Committee and if the shares are unissued, Dividend Equivalents. In respect of any such Award that is outstanding on a dividend record date for Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of Dividend Equivalents, including the timing, form of payment and payment contingencies of such Dividend Equivalents, as it deems are appropriate or necessary.

Section   5.6         Deferral of Restricted Stock.   If the applicable Award Agreement so provides, a Participant may elect, in accordance with such procedures as the Committee may specify from time to time, to defer the delivery of such Restricted Stock and, if the deferral election so specifies, of the Dividend Equivalents with respect thereto, until the date or dates specified in such election. Any deferral under this Section must comply with the provisions of Code Section 409A. Deferred Restricted Stock will not be issued until the date or dates that it is to be delivered to the Participant in accordance with his or her deferral election, at which time certificates evidencing Stock will be delivered to the Participant (unless such Deferred Restricted Stock has previously been forfeited pursuant to Section 5.3). From the Award Date of Deferred Restricted Stock through the earlier of (i) the date such Deferred Restricted Stock is forfeited, and (ii) the date certificates evidencing such Deferred Restricted Stock are delivered to the Participant, the Participant will be entitled to receive Dividend Equivalents with respect thereto, but will have none of the rights of a stockholder with respect to such shares; provided, that if the deferral election made with respect to such Deferred Restricted Stock specifies that the Dividend Equivalents will be deferred, the Dividend Equivalents will not be paid until the date or dates specified in such deferral election.

ARTICLE 6

STOCK APPRECIATION RIGHTS

Section   6.1         Grant of Stock Appreciation Rights.   The Committee will have the authority, in its discretion, to grant Stock Appreciation Rights to Participants at any time and from time to time. Within the limits of Article 2 and this Article 6, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs. The Committee may grant Freestanding SARs, Tandem SARs or any combination of the two, as specified in the Award Agreement. Stock Appreciation Rights granted in conjunction with a Non-Qualified Stock Option may be granted either at the time such Non-Qualified Stock Option is granted or at any time thereafter during the term of such Non-Qualified Stock Option. Stock Appreciation Rights granted in conjunction with an Incentive Stock Option may only be granted at the time such Incentive Stock Option is granted.

The Exercise Price of a Freestanding SAR will equal the Fair Market Value of a share of Stock on the Award Date of the SAR. If a Tandem SAR is granted after the grant of the related Option, or if an Option is granted after the grant of the Tandem SAR, the later granted Award will have the same Exercise Price as the earlier granted Award, but the Exercise Price for the later granted Award may be less than the Fair Market Value of the Stock at the time of such grant. SARs may be subject to Code Section 409A.

Section   6.2         Exercise of Tandem SARs.   Tandem SARs may be exercised for all or part of the shares subject to the related Option, upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

Section   6.3         Exercise of Freestanding SARs.   Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes, and sets forth in the Award Agreement.

Section   6.4         Term of SARs.   The Committee will determine the term of an SAR, in its sole discretion, which it will set forth in the Award Agreement. The term of an SAR may not exceed ten years.

Section   6.5         Payment of SAR Amount.   Upon exercise of an SAR, a Participant will be entitled to receive payment from the Corporation in an amount determined by multiplying:

(a)          the excess (or some portion of the excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value of a share on the date of exercise of the SAR over the Exercise Price specified in the Award Agreement; by

(b)        the number of shares of Stock as to which the SAR is exercised.

The Committee will set forth in the Award Agreement whether the payment upon SAR exercise will be made in cash, in shares of Stock of equivalent Fair Market Value or in some combination of the two.

ARTICLE 7

CERTIFICATES FOR AWARDS OF STOCK

Section   7.1         Stock Certificates.   Except as otherwise provided in this Section 7.1, each Participant entitled to receive shares of Stock under the Plan will be issued a certificate for such shares. Such certificate will be registered in the name of the Participant and will bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to the Stock and will be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant will be reflected by crediting (by means of a book entry) the applicable number of shares of Stock to an account maintained by the Corporation in the name of such Participant, which account may be an account maintained by the Corporation for such Participant under any dividend reinvestment program offered by the Corporation. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient will have delivered a stock power endorsed in blank relating to the Restricted Stock. Certificates for shares of unrestricted Stock may be delivered to the Participant after, and only after, the Restricted Period will have expired without forfeiture in respect of such shares of Restricted Stock.

Section   7.2         Compliance With Laws and Regulations.   The Corporation will not be required to issue or deliver any certificates for shares of Stock, or to effect the issuance of any non-certificated shares as provided in Section 7.1, prior to (a) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed; and (b) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Corporation will, in its sole discretion, determine to be necessary or advisable.

Section   7.3         Restrictions.   All certificates for shares of Stock delivered under the Plan (and all non-certificated shares credited to a Participant’s account as provided in Section 7.1) also will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Stock is then listed and any applicable Federal or state securities laws; and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 7.3 will not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation.

Section   7.4         Rights of Stockholders.   Except for the restrictions on Restricted Stock under Article 5, each Participant who receives an award of Stock will have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Participant awarded an Option, a Stock Appreciation Right, a Performance Unit or an RSU will have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares, or if applicable, the crediting of non-certificated shares to an account maintained by the Corporation in the name of such Participant.

ARTICLE 8

NORMAL OR EARLY RETIREMENT

At the time of any Awards, the Committee, in its sole discretion, may add such provisions, including, but not limited to, provisions for fully or partial vesting and lapse of restrictions, to Participants’ Awards relating to an Employee’s normal or early retirement, which the Committee shall define.

ARTICLE 9

CHANGE IN CONTROL

The Committee will have the discretion to provide in applicable Award Agreements that, in the event of a Change in Control or Significant Event, the following provisions will apply:

(a)          Each outstanding Option will immediately become vested and exercisable in full;

(b)        The restrictions on each share of Restricted Stock, RSU, or Performance Unit will lapse; and

(c)          Each outstanding SAR will immediately become vested and exercisable in full;

provided that, full vesting of all outstanding Awards will occur upon consummation of a Change in Control unless the Corporation is the surviving entity and any adjustments reasonably necessary to preserve the value of the Participant’s outstanding Awards have been made, or the Corporation’s successor at the time of the Change in Control irrevocably assumes the Corporation’s obligations under this Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change in Control.

In the event of a Change in Control or Significant Event, the Committee will have the discretion to provide for (a) the termination of any or all outstanding Options and SARs as of the effective date of such Change in Control or Significant Event and/or (b) the settlement and termination of any or all outstanding Options and SARs for consideration equal to the consideration paid to holders of Stock (in their capacity as such) in such Change in Control or Significant Event over the Exercise Price for such Option or SAR being settled and terminated (and, if the Exercise Price exceeds such price per share, at no consideration); provided, that, no Option or SAR will be terminated (without the consent of the Participant) pursuant to clause (a) foregoing prior to the expiration of the later of (x) twenty (20) days following the date on which the Participant received written notice of the Change in Control or Significant Event and (y) the date of consummation of such Change in Control or Significant Event.

ARTICLE 10

MISCELLANEOUS

Section   10.1       Effect of the Plan on the Rights of Employees and Employer.   Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan will be deemed to give any Eligible Individual any right to be granted an Award under the Plan and nothing in the Plan, in any Award granted under the Plan or in any Award Agreement will confer any right to any Participant to continue in the employment of the Corporation or any Affiliate or to continue to be retained to provide Services to the Corporation or any Affiliate as a Director, or Consultant or interfere in any way with the rights of the Corporation or any Affiliate to terminate a Participant’s Service at any time.

Section   10.2       Amendment.   The Board specifically reserves the right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan or to suspend the granting of Awards pursuant to the Plan; provided always that no such revocation, termination, alteration or suspension of any Award will terminate any outstanding Award theretofore granted under the Plan, unless there is a liquidation or a dissolution of the Corporation; and provided further that no such alteration or amendment of the Plan will, without prior stockholder approval (i) increase the total number of shares which may be issued or delivered under the Plan; (ii) make any changes in the class of Eligible Individuals; (iii) extend the period set forth in the Plan during which Awards may be granted; or (iv) make any changes that require stockholder approval under the rules and regulations of any securities exchange or market on which the Stock is traded. No alteration, amendment, revocation, or termination of the Plan or suspension of any Award will adversely affect, without the written consent of the holder of an Award theretofore granted under the Plan, the rights of such holder with respect to such Award. The Committee may not amend any Award to extend the exercise period beyond a date that is later than the earlier of the latest date upon which the Award could have expired by its original terms under any circumstances or the tenth anniversary of the original date of grant of the Award, or otherwise cause the Award to become subject to Code Section 409A. However, if the exercise period of an Option is extended at a time when the Exercise Price of the Option equals or exceeds the Fair Market Value of the Stock that could be purchased (in the case of an Option) or the Fair Market Value of the Stock used to determine the payment to the Participant (in the case of a Stock Appreciation Right), it is not an extension of the original Award.

Section   10.3       Effective Date and Duration of Plan.   The Plan will be effective as of September 18, 2007 (the “Effective Date”), the date of its adoption by the Board, provided that the stockholders of the Corporation thereafter approve it at a duly held stockholders’ meeting. If the Plan is not so approved by stockholders, the Plan (and any Award granted under the Plan) will be null, void and of no force or effect. If so approved, the Plan will remain in effect until the earliest of the date (i) all shares authorized to be issued or transferred hereunder have been issued or transferred (ii) the Plan is terminated by the Board of Directors, or (iii) the tenth anniversary of the Effective Date, and will continue in effect thereafter with respect to any Awards outstanding at the time of such termination. In no event will an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the Corporation’s stockholders, whichever is earlier, unless within such ten year period stockholders approve an increase in the number of shares available for grants under the Plan, in which case more than ten (10) years from the last date on which the stockholders so approve any such increase.

Section   10.4       Unfunded Status of Plan.   The Plan will be unfunded. The Corporation will not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award will give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements will be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines. Any provision of this Plan that becomes subject to Code Section 409A, will be interpreted and applied consistent with that Section.

Section   10.5       Employee Status.   For purposes of determining questions of Termination and exercise of an Option or Stock Appreciation Right after a Participant’s Termination, a leave of absence for military service, illness, short-term disability or other reasons approved by a duly authorized officer of the Corporation will not be treated as Termination or interruption of Service; provided, however, that, with respect to an Incentive Stock Option, if such leave of absence exceeds ninety (90) days, such Option will be deemed a Non-Qualified Stock Option unless the Eligible Individual’s right to reemployment with the Corporation or a Affiliate following such leave of absence is guaranteed by statute or by contract.

Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant’s leave of absence longer than ninety (90) consecutive days, other than for illness or short-term disability, as “Personal Leave,” provided that military leaves and approved family or medical leaves will not be considered Personal Leave. A Participant’s unvested Awards will remain unvested during a Personal Leave and the time spent on a Personal Leave will not count towards the vesting of such Awards. A Participant’s vested Options or SARs that may be exercised will remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Options.

Section   10.6       Tax Withholding.   Whenever the Corporation proposes or is required to distribute Stock under the Plan, the Corporation may require the recipient to remit to the Corporation an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Corporation may withhold from the shares to be delivered the minimum number of shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

Any Award may provide that the Participant may elect, in accordance with any conditions set forth in such Award, to pay any withholding taxes in shares of Stock; provided that, the Participant, by accepting the Award will be deemed to instruct and authorize the Corporation or its delegatee for such purpose to sell on his or her behalf a whole number of shares of Stock from those shares of Stock issuable to the Participant in payment of vested shares of Restricted Stock or units as the Corporation or its delegatee determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum tax withholding obligation. This direction and authorization is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and to be interpreted to comply with the requirements of Rule 10b5-1(c). Such shares will be sold on the day the Restricted Stock or units become vested, which is the date the tax-withholding obligation arises, or as soon thereafter as practicable. The Participant will be responsible for all brokerage fees and other costs of sale, and the Participant will agree to indemnify and hold the Corporation harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Participant’s minimum tax withholding obligation (e.g., because of the need to sell whole shares), the Corporation or its delegatee will pay such excess in cash to the Participant through payroll as soon as practicable. The Corporation is under no obligation to arrange for such sale at any particular price. The Participant agrees to pay to the Corporation as soon as practicable, including through additional payroll withholding, any amount of the tax withholding obligation that is not satisfied by the sale of shares described above.

Section   10.7       Benefits.   Amounts received under the Plan are not to be taken into account for purposes of computing benefits under other plans.

Section   10.8       Successors and Assigns.   The terms of the Plan will be binding upon the Corporation and its successors and assigns.

Section   10.9       Headings.   Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

Section   10.10     Federal and State Laws, Rules and Regulations.   The Plan and the grant of Awards will be subject to all applicable federal and state laws, rules, and regulations and to such approval by any government or regulatory agency as may be required.

Section   10.11     Governing Law.   To the extent not preempted by federal law, this Plan, any Award Agreement, and documents evidencing Awards or rights relating to Awards will be construed, administered and governed in all respects under and by the laws of the State of Illinois, without giving effect to its conflict of laws principles. If any provision of this Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof will continue to be fully effective. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan will be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

Section   10.12     Beneficiary Designation.   Each Participant may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die or become a Disabled Participant before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime. If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate or other entity described in the Participant’s Award Agreement.

Section   10.13     Restrictive Covenants.   An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches the non-compete, non-solicitation, non-disclosure or other restrictive covenants of the Award Agreement, whether during or after Termination, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant will forfeit:

(a)          any and all Awards granted to him or her under the Plan, including Awards that have become vested and exercisable; and/or

(b)        the profit the Participant has realized on the exercise of any Options, which is the difference between the Options’ Exercise Price and the Fair Market Value of any Option the Participant exercised after terminating Service and within the six month period immediately preceding the Participant’s termination of Service (the Participant may be required to repay such difference to the Corporation).

Section   10.14     Indemnification.   Each person who is or has been a member of the Committee or the Board, and any individual or individuals to whom the Committee has delegated authority under Article 2 of the Plan, will be indemnified and held harmless by the Corporation and its Affiliates from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan to the extent permitted by State law. Each such person will also be indemnified and held harmless by the Corporation and its Affiliates from and against any and all amounts paid by him or her in a settlement approved by the Corporation, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Corporation an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Corporation’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify him or her or hold him or her harmless.

Section   10.15     Notice.   Any notice or other communication required or permitted under the Plan must be in writing and must be delivered personally, sent by certified, registered, or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given (i) when delivered personally or, (ii) if mailed, three days after the date of deposit in the United States mail or, (iii) if sent by overnight courier, on the regular business day following the date sent. Notice to the Participant should be sent to the address set forth on the Corporation’s records. Either party may change the address to which the other party must give notice under this Section by giving the other party written notice of such change, in accordance with the procedures described above.

Section   10.16     Awards Not Transferable.   Except as otherwise provided by the Committee, Awards under the Plan are not transferable other than to a beneficiary designated by the Participant in the event of a Participant’s death, or by will or the laws of descent and distribution. An Award Agreement for a grant of Non-Qualified Stock Options may permit or may be amended to permit the Participant who received the Option, at any time prior to the Participant’s death, to assign all or any portion of the Option granted to him or her to (a) the Participant’s spouse or lineal descendants; (b) the trustee of a trust for the primary benefit of the Participant, the Participant’s spouse or lineal descendants, or any combination thereof; (c) a partnership of which the Participant, the Participant’s spouse and/or lineal descendants are the only partners; (d) custodianships for lineal descendants under the Uniform Transfers to Minors Act or any other similar statute; or (e) upon the termination of a trust by the custodian or trustee thereof, or the dissolution or other termination of the family partnership or the termination of a custodianship under the Uniform Transfers to Minors Act or other similar statute, to the person or persons who, in accordance with the terms of such trust, partnership or custodianship are entitled to receive Options held in trust, partnership or custody. In such event, the spouse, lineal descendant, trustee, partnership or custodianship will be entitled to all of the Participant’s rights with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related option agreement. Any such assignment will be permitted only if: (x) the Participant does not receive any consideration therefor; and (y) the applicable Award Agreement expressly permits the assignment. The Committee’s approval of an Award Agreement with assignment rights will not require the Committee to include such assignment rights in an Award Agreement with any other Participant. Any such assignment will be evidenced by an appropriate written document executed by the Participant, and the Participant will deliver a copy thereof to the Committee on or prior to the effective date of the assignment. An assignee or transferee of an Option must sign an agreement with the Corporation to be bound by the terms of the applicable Award Agreement.

Except as otherwise provided in a Participant’s Award Agreement, no Option, SAR, RSU, Restricted Stock or Performance Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The Committee may require, in its discretion, a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Section   10.17     Awards to Foreign Nationals and Employees Outside the United States.   To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

Section   10.18     Compliance With Code Section 409A.   Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan will be construed and interpreted in accordance with such intent.

VOTE BY INTERNET OR TELEPHONE

QUICK * * * EASY * * * IMMEDIATE

Great Lakes Dredge & Dock Corporation

Voting by telephone or Internet is quick, easy and immediate. As a stockholder of Great Lakes Dredge & Dock Corporation, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Standard Time, on November 6, 2007.

Vote Your Proxy on the Internet:

Go to www.continentalstock.com.

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:

Call 1 (866) 894-0537.

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING
ELECTRONICALLY OR BY PHONE

Vote Your Proxy by mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

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PROXY

Please mark your vote like this	☒

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE FOLLOWING PROPOSALS.

		FOR the nominee listed to the left	WITHHOLD AUTHORITY to vote for the nominee listed to the left		FOR	AGAINST	ABSTAIN
1. Election of two directors nominated by the Board of Directors.				2. To approve the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.	☐	☐	☐
NOMINEES:	01 Douglas S. Grissom, and	☐	☐
					FOR	AGAINST	ABSTAIN
	02 Jonathan W. Berger	☐	☐	3. To ratify the appointment of Deloite and Touche LLP as the independent auditor of the Company for the fiscal year ending December 31, 2007.	☐	☐	☐

4. In his or her discretion, upon such other matters as may properly come before the meeting.

Said attorneys and proxies, or their substitutes (or if only one, that one), at said meeting, or any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.

Receipt is acknowledged of the Notice of Annual Meeting of Stockholders, the Proxy Statement accompanying such Notice and the Annual Report to Stockholders for the fiscal year ended December 31, 2006.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date	, 2007.

Note:  If shares are held jointly, both holders should sign. Attorneys, executors, administrators, trustees, guardians or others signing in a representative capacity should give their full titles. Proxies executed in the name of a corporation should be signed on behalf of the corporation by its president or other authorized officer.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

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GREAT LAKES DREDGE & DOCK CORPORATION

PROXY

Annual Meeting of Shareholders

November 7, 2007

(Solicited On Behalf Of the Board of Directors)

The undersigned stockholder of Great Lakes Dredge & Dock Corporation hereby constitutes and appoints Douglas B. Mackie and Deborah A. Wensel, each of them acting singly, as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the 2007 annual meeting of stockholders of Great Lakes Dredge & Dock Corporation (the “Company”) to be held at the Doubletree Hotel, 1909 Spring Road, Oak Brook, Illinois 60523 on Wednesday, November 7, 2007 at 10:00 A.M. Central Standard Time, and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present.

(Continued, and to be signed, on the reverse side)